March 13, 2014

Frédéric Villoutreix
Chairman of the Board and
Chief Executive Officer

TO OUR STOCKHOLDERS:

On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 24, 2014 at 11:00 a.m. at the Company’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia.

Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the Notice of Annual Meeting and Proxy Statement that follow.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors’ recommendation, all you need do is sign and date the card. You may also vote over the Internet by following the instructions on the enclosed proxy card.

Please complete and return the proxy card in the enclosed envelope or vote over the Internet whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

Sincerely,

Frédéric Villoutreix

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 24, 2014

The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Company’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia, on Thursday, April 24, 2014 at 11:00 a.m. for the following purposes:

1.	To elect the two nominees for director named in the attached proxy statement, each to serve for a term expiring at the 2017 Annual Meeting of Stockholders;

2.	To approve the Company’s Annual Incentive Plan;

3.	To approve, on an advisory basis, our named executive officer compensation;

4.	To ratify the selection of Deloitte & Touche as our independent registered public accounting firm for 2014; and

5.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

We currently are not aware of any other business to be brought before the Annual Meeting.

You may vote all shares that you owned as of February 27, 2014, which is the record date for the Annual Meeting. Since a majority of the outstanding shares of our Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States. You may also vote over the Internet by following the instructions on the enclosed proxy card.

Greerson G. McMullen
General Counsel and Secretary

March 13, 2014

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

PROXY STATEMENT

INTRODUCTION

This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation, referred to as either the Company or SWM, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2014 Annual Meeting of Stockholders (Annual Meeting). The Company intends to mail this Proxy Statement and proxy card, together with the 2013 Annual Report to Stockholders, on or about March 13, 2014.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and Where is the Annual Meeting?

The Annual Meeting will be held on April 24, 2014, at 11:00 a.m. Eastern Time, at our principal executive office located at 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022 and at any adjournment thereof.

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters listed in the attached Notice of Annual Meeting of Stockholders, including (i) the election of two directors to serve for terms expiring in 2017, (ii) the approval of our Annual Incentive Plan, (iii) an advisory vote to approve the compensation of our Named Executive Officers and (iv) the ratification of the Audit Committee’s selection of Deloitte & Touche as our independent registered public accounting firm for 2014.

We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares to act on those matters according to their best judgment.

Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by the chairman of the Annual Meeting.

Who May Attend the Annual Meeting?

All stockholders of record at the close of business on February 27, 2014, the record date for the Annual Meeting, or their duly appointed proxies may attend the Annual Meeting. Although we encourage you to complete and return the attached proxy card by mail or vote over the Internet to ensure your vote is counted, you may attend the Annual Meeting and vote your shares in person.

What Constitutes a Quorum for Purposes of the Annual Meeting?

Pursuant to Section 216 of the Delaware General Corporation Law and the Company’s By-Laws, a quorum for the Annual Meeting will be a majority of the issued and outstanding shares of the Company’s Common Stock, par value $0.10 per share (the “Common Stock”), present in person or represented by proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Who is Entitled to Vote at the Annual Meeting?

Each stockholder of record at the close of business on February 27, 2014, the record date for the Annual Meeting, will be entitled to one vote for each share registered in such stockholder’s name. As of February 27, 2014, there were 30,659,596 shares of Common Stock outstanding.

Participants in the Company’s Retirement Savings Plan (“Plan”) may vote the number of shares they hold in that plan. The number of shares shown on a participant’s proxy card includes the stock units you hold in the Retirement Savings Plan and serves as a voting instruction to the trustee of the Plan for the account in the participant’s name. Information as to the voting instructions given by individuals who are participants in the Plan will not be disclosed to the Company.

How May I Vote My Shares?

You can vote by completing, signing, dating, and mailing the enclosed proxy card in the envelope provided. Proxy cards received at the Company’s principal executive office prior to the Annual Meeting will be voted as instructed. You may also vote over the Internet by following the instructions on the enclosed proxy card or vote in person at the Annual Meeting.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically by using the Internet or by telephone. If your shares are held in “street name,” you must obtain a legal proxy from the record holder (the broker, bank or other nominee) giving you the right to vote the shares at the Annual Meeting.

If your vote is received before the Annual Meeting the named proxies will vote your shares as you direct.

How Does the Board Recommend that I Vote?

The Board of Directors unanimously recommends that you vote:

▪	FOR the two nominees for election to the Board of Directors in Proposal One – Election of Directors;

▪	FOR Proposal Two – Approval of the Company’s Annual Incentive Plan;

▪	FOR Proposal Three – Advisory Vote on Named Executive Officer Compensation; an

▪	FOR Proposal Four – Ratification of the Selection of Independent Registered Public Accounting Firm.

What Vote is Required to Approve Each Proposal?

Proposal One – Election of Directors. This proposal will be decided by a plurality of shares of SWM’s Common Stock as of the record date present in person or represented by proxy and entitled to vote on the election of directors. This means that the individuals who receive the greatest number of votes cast “FOR” will be elected as directors, up to the maximum number of directors to be chosen at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

Proposal Two – Approval of the Company’s Annual Incentive Plan. This proposal will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter.

Proposal Three – Advisory Vote on Named Executive Officer Compensation. This proposal will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter. Although the say-on-pay vote is non-binding, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Proposal Four – Ratification of the Selection of Independent Registered Public Accounting Firm. This proposal will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter.

What Happens if I Do Not Vote My Shares?

Voting is an important stockholder right and we encourage you to do so. It is also important that you vote to establish a quorum for the conduct of business. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes, are not counted as votes “FOR” or “AGAINST” the proposals. Accordingly, abstentions will have no effect on Proposal One, since only votes “FOR” a director nominee will be considered in determining the outcome. Because they are considered to be present and entitled to vote for purposes of determining voting results, abstentions will have the effect of a vote “AGAINST” the other proposals.

Under the New York Stock Exchange, or NYSE, rules, if your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal Four is a “routine” matter under NYSE rules and, as such, your broker is permitted to exercise discretionary voting authority to vote your shares “FOR” or “AGAINST” the proposal in the absence of your instruction. The other proposals are not considered “routine” matters. Accordingly, if you do not direct your broker how to vote on such proposals, your broker may not exercise discretionary voting authority and may not vote your shares. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the Annual Meeting, and counted for quorum purposes as discussed above, they are not considered to be shares “entitled to vote” at the Annual Meeting and will not be counted as having been voted on the applicable proposal.

How Can I Revoke My Proxy or Change My Vote?

Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Company’s General Counsel and Secretary another signed proxy card, or a signed document revoking the earlier proxy, or by attending the Annual Meeting and voting in person. You may also change your vote by submitting a subsequent vote over the Internet. The last vote received prior to the Annual Meeting will be the one counted.

If your shares are held in “street name” (through a broker, bank or other nominee), you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a legal proxy from the record holder (the broker, bank or other nominee) giving you the right to vote the shares.

Who Pays For the Proxy Solicitation?

The Company will pay the entire cost of the proxy solicitation. The Company has retained American Stock Transfer & Trust Company, the Company’s transfer agent, to aid in the solicitation of proxies. Proxy solicitation services on routine proxy matters, including each of the four proposals listed in this Proxy Statement, are included in the fees paid to American Stock Transfer & Trust Company to act as the Company’s stock transfer agent and registrar. Only reasonable out-of-pocket expenses on proxy solicitation services are charged separately. The Company will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees of the Company will not receive any additional compensation in connection with such solicitation.

Who Will Count the Vote?

American Stock Transfer & Trust Company has been engaged to tabulate stockholder votes and act as our independent inspector of election for the Annual Meeting.

STOCK OWNERSHIP

Significant Beneficial Owners

The following table shows the persons known to the Company as of February 27, 2014 to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock. In furnishing the information below, the Company has relied solely on information filed with the Securities and Exchange Commission (the “SEC”) by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class*	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
Royce & Associates, LLC (1) 745 Fifth Avenue New York, NY 10151	4,679,305	14.9%	4,679,305	0	4,679,305	0
BlackRock Inc. (2) 40 East 52nd Street New York, NY 10022	2,802,354	8.9%	2,705,036	0	2,802,354	0
The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 1935	2,513,851	8.0%	43,533	0	2,471,118	42,733
Capital World Investors (4) 333 South Hope Street Los Angeles, CA 90071	2,415,018	7.7%	2,415,018	0	2,415,018	0
* The percentages contained in this column are based solely on information provided in Schedules 13G (or amendments thereto) filed with the SEC by each of the beneficial owners listed above regarding their respective holdings of the Company’s Common Stock as of December 31, 2013.
_________

(1)
Based solely on information contained in a Schedule 13G/A filed on January 14, 2014 by Royce & Associates, LLC (“Royce”) to report that it was the beneficial owner of 4,679,305 shares of Common Stock as of December 31, 2013. Various accounts managed by Royce have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of Common Stock. The investment of one account, Royce Special Equity Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce, amounted to 2,638,557 shares or 8.4% of the total shares outstanding.

(2)
Based solely on information contained in a Schedule 13G/A filed on January 30, 2014 by BlackRock Inc. (“Blackrock”) to report that it was the beneficial owner of 2,802,354 shares of Common Stock as of December 31, 2013.

(3)
Based solely on information contained in a Schedule 13G/A filed on February 11, 2014 by The Vanguard Group, Inc. (“Vanguard”) to report that is was the beneficial owner of 2,513,851 shares of Common Stock as of December 31, 2013. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 42,733 shares or 0.13% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 800 shares or 0.00% of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(4)
Based solely on information contained in a Schedule 13G/A filed on February 13, 2014 by Capital World Investors, a division of Capital Research and Management Company (“CRMC”), to report that it was deemed to be the beneficial owner of 2,415,018 shares of the Common Stock as of December 31, 2013 as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Directors and Executive Officers

To assure that the interests of directors and executive officers are aligned with the Company’s stockholders, the Company requires both directors and key executive officers (including all Named Executive Officers) to own minimum amounts of common stock. Either directly or through deferred compensation accounts, each director must hold equity, or equity equivalents, equal to five times the value of the directors’ annual Board cash retainer. Each Named Executive Officer must hold equity (vested or unvested) equal to a multiple (from two to five), depending on the position held of his or her annual base salary. The requirements are effective in 2017 or within five years after the individual becomes subject to the policy, whichever is later.

The following table sets forth information as of February 27, 2014 regarding the number of shares of Common Stock beneficially owned by all directors and nominees, each Named Executive Officer, and by all directors and executive officers as a group. In addition to stock they own beneficially, all directors have deferred part of their compensation from the Company to a deferred compensation plan for non-employee directors, explained in more detail in “Compensation of Directors,” below. Each director holds the equivalent of stock units in a deferral account. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

The Company prohibits directors and key executives (including all Named Executive Officers) from hedging any of the Company’s equity securities or from pledging a significant number of the Company’s equity securities. No shares listed in the table are pledged as security.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership	Number of Deferred Stock Units(1)	Percent of Class(2)

Claire L. Arnold	8,420	42,454	*

K.C. Caldabaugh	4,000	24,410	*

Jeffrey A. Cook	36,644(3)	0	*

Stephen D. Dunmead	38,039(4)	0	*

Michel Fievez	104,318(5)	0	*

William A. Finn	13,500	4,007	*

Heinrich Fischer	0	0	*

Robert F. McCullough	2,000	21,412	*

Greerson G. McMullen	14,586(6)	0	*

John D. Rogers	2,004(7)	10,329	*

Frédéric P. Villoutreix	387,694(8)	0	1.3%

Anderson D. Warlick	5,218	7,297	*

All Directors, Named Executive Officers and executive officers as a group	627,244(9)	109,709	2%
_________

(1)	Represents the equivalent of stock units, including accumulated dividends, held in deferral accounts.

(2)
Percentages are calculated on the basis of the amount of outstanding shares of Common Stock on February 27, 2014, 30,659,596 shares, excluding shares held by or for the account of SWM or its subsidiaries, plus shares deemed outstanding pursuant to Rule 13d-3(d)(1). An asterisk shows ownership of less than 1% of the shares of Common Stock outstanding.

(3)
Includes 14,940 shares of restricted stock that vested on February 27, 2014 of which 5,035 shares were surrendered to fulfill tax obligations; 14,933 shares of restricted stock that will vest in February 2015; 1,806 shares of restricted stock of which 903 shares will vest in February 2015 and 903 shares will vest in February 2016; and 10,000 shares of stock that will vest in February 2016. All shares include the power to vote such shares.

(4)
Includes 24,487 shares of restricted stock that will vest in 2015; 3,552 shares of restricted stock of which 1,776 shares will vest in February 2015 and 1,776 shares will vest in February 2016; and 10,000 shares of restricted stock that will vest in 2017. All shares include the power to vote such shares.

(5)
In February 2013, 25,950 shares vested, but continue to have a two-year restriction on transfer. All vested shares include the power to vote such shares. Also includes 11,478 shares of restricted stock that will vest in 2015 and 1,446 shares of restricted stock that will vest in February 2016, but do not include the power to vote such shares.

(6)
Includes 6,356 shares of restricted stock that will vest in 2015; 1,230 shares of restricted stock of which 615 shares will vest in February 2015 and 615 will vest in February 2016; and 7,000 shares of restricted stock that will vest in 2017. All shares include the power to vote such shares.

(7)	Mr. Rogers owns 2,004 shares jointly with his wife, Kyle E. Koehler.

(8)
Includes 73,566 shares of restricted stock that vested on February 27, 2014 of which 32,182 shares were surrendered to fulfill tax obligations; 67,511 shares of restricted stock that will vest in 2015; and 8,162 shares of restricted stock of which 4,081 shares will vest in 2015 and 4,081 shares will vest in 2016. All shares include the power to vote such shares.

(9)
Includes 4,501 shares of restricted stock that will vest in 2015; 1320 shares of restricted stock of which 1,320 shares will vest in February 2015 and 1,320 shares in February 2016; and 5,000 shares of restricted stock that will vest in 2017. All shares include the power to vote such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

Based solely on a review of copies of such reports filed during 2013 and written representations from the Company’s directors and executives that no other reports were required, the Company believes that all directors, executive officers and greater than 10% stockholders timely complied with the reporting requirements of Section 16(a) during 2013.

PROPOSAL ONE
ELECTION OF DIRECTORS

Number of Directors; Board Structure

SWM’s By-Laws provide that the number of directors on its Board of Directors shall be fixed by resolution of the Board from time to time. The Board of Directors presently has seven members, six of whom are independent. As indicated in the table below, the Board of Directors is divided into three classes of directors of the same or nearly the same number.

Class I - Current Term Ending at 2014 Annual Meeting	Class II - Current Term Ending at 2015 Annual Meeting	Class III - Current Term Ending at 2016 Annual Meeting

Claire L. Arnold	K.C. Caldabaugh	Frédéric P. Villoutreix
Robert F. McCullough	William A. Finn	Anderson D. Warlick
John D. Rogers

Nominees for Director

The Board has nominated Ms. Claire L. Arnold and Mr. Heinrich Fischer for election to the Board as Class I directors to serve a three-year term ending at the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Ms. Arnold is a current member of the Board. The Board has nominated Mr. Fischer for election to the Board, upon the recommendation of the Nominating & Governance Committee, to fill the position that will be vacated by Mr. McCullough. In light of the Company’s retirement age policy for directors and Mr. McCullough’s impending 72nd birthday in the next few months, the Nominating & Governance Committee is not nominating Mr. McCullough to stand for re-election at the Annual Meeting to another three-year term. The Nominating & Governance Committee and the rest of the Board of Directors are very grateful to Mr. McCullough for his many years of dedicated and excellent service on behalf of the Company. Mr. Fischer was recommended by Mr. Warlick, one of our non-management Directors who is also a member of the Nominating & Governance Committee. The Board of Directors has determined that Ms. Arnold and Mr. Fischer are independent pursuant to the independence standards of the NYSE and the Company. Each nominee for director has consented to serve if elected. Should the nominees become unable to serve, proxies may be voted for another person designated by the Board of Directors. Proxies can only be voted for the number of persons named as nominees in this Proxy Statement, which is two.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election to the Board of the two nominees for director.

Background Information on Nominees and Continuing Directors

The names of the nominees and the directors continuing in office, their ages as of the date of the Annual Meeting, their principal occupations and directorships during the past five years, and certain other biographical information are set forth on the following pages.

Nominees For Election to the Board of Directors

Name	Age	Director Since	Business Experience and Directorships

Claire L. Arnold	67	1995	Chief Executive Officer of Leapfrog Services, Inc., a computer support company and network integrator, since 1998
			Director – Ruby Tuesday, Inc., 1994-2012

Heinrich Fischer	64	New Nominee	Founder, Co-owner and Chairman of Diamondscull AG, a company that invests in medical and environmental startups, since 2007
			Chief Executive Officer of SaurerGroup, 1986 - 2007
			Chairman of Orell Füssli AG since May 2012
			Director of Sensirion AG since August 2011
			Director of Hilti AG since 2007
			Director of Tecan AG since 2007
			Director of Schweiter AG, 2003-2013
			Director of Gurit AG, 2007-2009

Members of the Board of Directors Continuing in Office

Name	Age	Director Since	Business Experience and Directorships

K.C. Caldabaugh	67	1995	Principal of Heritage Capital Group, an investment banking firm, since July 2001

William A. Finn	68	2008
Chairman of AstenJohnson Holding Ltd., a holding company that has interests in paper machine clothing manufacturers, since 2006

Chairman and Chief Executive Officer of AstenJohnson, Inc., a paper machine clothing manufacturer, 1999 – 2006

John D. Rogers	52	2009
President and Chief Executive Officer of CFA Institute, the world’s largest association of investment professionals, since January 2009

Founding Partner of Jade River Capital Management, LLC since May 2007

President and Chief Executive Officer, Invesco Institutional N.A., Senior Managing Director and Head of Worldwide Institutional Business, AMVESCAP Plc., a mutual fund company, January 2003 – January 2006

Director of CFA Institute since 2009

Frédéric P. Villoutreix	49	2007
Chief Executive Officer and Chairman of the Board of SWM, since January 2009

Chief Operating Officer of SWM, February 2006 –December 2008

Vice President, Abrasives Europe and Coated Abrasives World, Compagnie de Saint-Gobain 2004 – 2005

Anderson D. Warlick	56	2009	Vice Chairman and Chief Executive Officer of Parkdale and its subsidiaries, a privately held textile and consumer products company since 2000

Director Qualifications for Service on the Company’s Board

The particular experience, qualifications, attributes and skills that led the Board to conclude that each of the nominees for Directors and Directors continuing in office should sit on the Board of Directors is summarized below:

Claire L. Arnold

Ms. Arnold has served as a director of five New York Stock Exchange-listed small capitalization companies, including service as the chair of nominating & governance, compensation and audit committees, as well as lead director. As a member of the Company's Board she has also served in the capacity of lead director, and currently serves as Chair of its Compensation Committee. Ms. Arnold’s broad experience on other boards and board committees allows her to provide substantial value and insight into best governance practices on such critical topics as executive compensation and governance. From a business perspective, Ms. Arnold was the chief executive officer of a large, private distribution company for 15 years, building it from $30 million in sales when acquired in a leveraged buy-out to sales of $1.2 billion, accomplishing that equally through organic growth and through a series of acquisitions. The company distributed tobacco products, among other things, giving Ms. Arnold direct insight into dealing with SWM’s major customers. Ms. Arnold is currently the chief executive officer of Leapfrog Services Inc., a managed services company and network integrator. Her experience with information technology management systems has been directly relevant to an area in which the Company has and continues to make substantial capital investment. Ms. Arnold’s direct experience running a large enterprise, as well as her role in identifying, negotiating, and managing the integration of acquisitions, makes Ms. Arnold a valuable asset to the Board in exercising its oversight and input on strategic planning.

Heinrich Fischer

Mr. Fischer has extensive experience with service on boards of publicly-traded companies. In addition, he has extensive international experience, including a proven track record of successfully running manufacturing-oriented businesses on a global level, including in Asia. In addition, as a former chief executive officer and a founder and chairman of an investment company, he has broadly-based business skills, a solid understanding of the principles that create stockholder value and experience assisting companies as they navigate strategic challenges. He also has extensive experience with mergers and acquisitions. If elected, it is expected that Mr. Fischer will serve as a member of the Company’s Compensation Committee.

K.C. Caldabaugh

Mr. Caldabaugh has served as the chief financial officer of publicly traded companies outside the paper industry and as the chief executive officer of a private company in the paper industry, including turnaround and distressed company situations. Subsequently, he has served as a principal in a consulting firm that provides strategic planning advice and as an advisor in mergers and acquisitions. Mr. Caldabaugh’s background provides the Board with experience related to the Company’s restructuring programs, evaluation and implementation of growth opportunities and strategic planning in addition to his experience with financial controls and reporting.

Mr. Caldabaugh is one of the Company’s financial experts and his experience as a chief financial officer provides experience directly relevant to his participation on the Company’s Audit Committee.

William A. Finn

Mr. Finn has served on eight private company boards and is currently the chairman of two boards and the vice chair of one board. He has extensive experience with service on non-profit boards. He served as the chief executive officer of a paper machine clothing manufacturer with international production sites, including in China. His background as chief executive officer for 24 years of an international manufacturing enterprise and his board experience has given him deep familiarity with management, human resources, financial, sales, and general administrative issues. His experience and perspective as an operator of a manufacturing enterprise and with operational and safety excellence initiatives implemented domestically and internationally is of particular relevance to the Board.

Mr. Finn also brings a wealth of experience relative to audit committee and compensation committee matters, having dealt with both throughout his career as chief executive officer of AstenJohnson and as a director on other company or non-profit boards. In these roles he has dealt with chief financial officers, controllers, treasury, information technology, audit and cash management issues as well as the interaction with, and management of, independent outside auditors. He has also served directly on two other compensation committees and a human resources committee. Presently, he is the chair of the audit committee for Seaman Corp. and the Trident United Way.

John D. Rogers

Mr. Rogers has extensive experience with large investment fund management firms, ranging from chief investment officer to president and chief executive officer. For the past five years he has served as president and chief executive officer of the CFA Institute, the world’s leading association of investment professionals. Mr. Rogers has served for eight years on the boards of New York Stock Exchange-registered firms and as a director of multiple non-profit organizations. His chief executive officer level experience and extensive experience in the investment management industry, including as an equity and fixed income investor and analyst, has equipped him with a range of skills that relate directly to identifying and driving the elements that create value and maximize the effective utilization of capital. Mr. Rogers is a CFA charterholder. His perspective enhances the Board’s ability to relate to and represent the interests of the Company’s stockholders. Mr. Rogers is one of our financial experts and contributes these skills as a member of the Company’s Audit Committee.

Frédéric P. Villoutreix

As current Chairman and Chief Executive Officer and former Chief Operating Officer, Mr. Villoutreix brings a unified vision and depth of understanding of the operational, financial, and strategic elements of the Company to the Board. He also serves as the primary liaison between management and the Board as well as filling the core leadership role for both groups. His experience, both within the Company and in the various management positions and international assignments he held with his previous manufacturing-based employer, enhanced his ability to perform these functions.

Anderson D. Warlick

As the vice chairman and chief executive officer of a company that utilizes domestic and foreign manufacturing sites to produce and compete world-wide in primarily commodity product lines, Mr. Warlick brings experience to the Board in operational excellence, operating in less developed countries, and effective management and deployment of fixed assets situated in different positions along the cost curve of competitive facilities. These skills and experience are directly related to developing and guiding the implementation of solutions to the Company’s current and strategic challenges.

Mr. Warlick also currently serves on the boards of three private corporations, one of which he serves as lead director, and is a member of their compensation and nominating & governance committees. He previously served as a director of an additional private company, including as the lead director and member of the audit committee. The experience he acquired in these roles contributes to his service on the Company’s Compensation and Nominating & Governance Committees.

Nomination of Directors

Directors may be nominated by the Board of Directors or by stockholders in accordance with the By-Laws of the Company. The Nominating & Governance Committee, which is composed of three independent directors, identifies potential candidates and reviews all proposed nominees for the Board of Directors, including those proposed by stockholders. The candidate review process includes an assessment of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, commitment and availability to prepare for and attend Board and Board Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company.

The Nominating & Governance Committee selects qualified candidates consistent with criteria approved by the Board and presents them to the full Board of Directors, which decides whether to nominate the candidate for election to the Board of Directors. The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts, at the Company’s expense, as it deems necessary and appropriate to assist it in the execution of its duties. A further discussion of the process for stockholder nominations for director is found under the caption “How Stockholders May Nominate Directors.”

Board Diversity

The Company does not have a formal policy concerning the diversity of its directors. In practice, the Nominating & Governance Committee assists the Board in establishing a list of criteria it seeks to address when filling a board seat and then seeks candidates that best meet those criteria without limitations imposed on the basis of race, gender or national origin. Diversity of experience and perspective is considered in reviewing the composition of the Board.

Board Succession Planning

The Board, through its Nominating & Governance Committee, regularly reviews the particular skill sets required by the Board based on the nature of the Company’s business, strategic plans and regulatory challenges as well as the current performance of the incumbent directors. The Company also has an age limit on service as a director which provides that a director is not eligible for election or re-election after his or her 72nd birthday. This is an added institutionalized mechanism for periodic change in directors in order to provide fresh insight.

How Stockholders May Nominate Directors

Any stockholder of record entitled to vote generally in the election of directors may submit a candidate for consideration by the Nominating & Governance Committee by notifying the Company’s General Counsel and Secretary in writing at the address noted on the face page of this Proxy Statement. The notice of intent to nominate a candidate for the Board of Directors must satisfy the requirements described below and must be delivered, either by personal delivery or by United States mail, postage prepaid, to the Company’s General Counsel and Secretary and be received by the Company not less than 120 calendar days before the anniversary date of the Company’s Proxy Statement released to stockholders in connection with the preceding year’s Annual Meeting. If the Annual Meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an Annual Meeting date outside such period being referred to herein as an “Other Meeting Date”), such stockholder notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed.

The stockholder’s notice of intent to nominate a candidate for the Board of Directors shall state the following:

▪	the name and address of record of the stockholder who intends to make the nomination;

▪
a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

▪	the name, age, business and residence addresses, and principal occupation or employment of each nominee;

▪
a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

▪	such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

▪	the consent of each nominee to serve as a director of the Company if so elected.

Notices from stockholders under this section must comply with all applicable laws. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

In the event that the number of directors to be elected to the Board of Directors of the Company is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Company’s General Counsel and Secretary at the principal executive office of the Company not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Philosophy

The Company’s executive compensation philosophy centers on three tenets:

▪	Pay for performance;

▪	Alignment with stockholders; and

▪	Total target compensation set within a range of market median value for like skills and responsibilities.

Implementation of Philosophy

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for implementing the Company’s executive compensation philosophy and overseeing the Company’s executive compensation program. The Committee implements the Company’s executive compensation philosophy by:

▪	Allocating a significant portion of total target compensation to incentive-based compensation opportunities;

▪	Setting incentive plan objectives that the Committee believes directly or indirectly contribute to increased stockholder value;

▪	Awarding a material portion of total compensation opportunity in the form of equity;

▪	Utilizing an annual competitive compensation study to guide decisions regarding total and individual compensation components and values; and

▪	Beginning in 2012, requiring Named Executive Officers and other executives to acquire and hold a significant equity interest in the Company within five years of joining the Company.

Named Executive Officers

For 2013, the Company’s Named Executive Officers are:

Name	Position

Frédéric P. Villoutreix	Chief Executive Officer

Stephen D. Dunmead	Chief Operating Officer

Jeffrey A. Cook	EVP, CFO and Treasurer

Michel Fievez	EVP, Reconstituted Tobacco

Greerson G. McMullen	General Counsel and Secretary

* Mr. Dunmead and Mr. McMullen joined the Company in 2013.

Pay for Performance

In 2013, management continued to deliver strong results for stockholders:

$ in millions, except per share amounts	2011	2012	2013
Net Sales	$788.3	$778.5	$772.8
Operating Profit from continuing operations	$125.1	$151.7	$124.9
Net Income	$92.6	$79.8	$76.1
Net Income Per Share - Diluted	$2.73	$2.51	$2.42
Cash Provided by Operations	$81.5	$174.6	$178.1

Results have been recast for the effect of discontinued operations for all periods.

Alignment with Stockholders

A significant percentage of our Named Executive Officers’ total target compensation was incentive-based - delivered in the form of annual cash incentive awards under the Annual Incentive Plan (AIP) and performance-based restricted stock under the Restricted Stock Plan (RSP). For 2013, incentive compensation comprised at least 75% of the targeted total compensation for the Chief Executive Officer and, on average, 60% of the targeted total compensation for our other Named Executive Officers. The Committee believes that both these forms of compensation reward achievement of key drivers of stockholder value, including earnings per share, return on invested capital, gross profit, net sales and free cash flow.

Additionally, a significant portion of the Named Executive Officers’ compensation is delivered in the form of equity, rather than cash, to further align the interests of our Named Executive Officers with the interests of our stockholders. For 2013, equity-based compensation comprised at least 50% of the targeted total compensation for the Chief Executive Officer and, on average, 35% of the targeted total compensation for our other Named Executive Officers.

Market-Based Competitive Compensation Levels

During 2013, the Committee continued its philosophy of setting compensation within a range of the market median for each position, which experience has shown is the level at which the Company has been able to recruit and retain the level of talent the Committee deems to be in the best interests of the Company and its stockholders. Compensation paid to the executive team is based on competitive market data developed annually by an independent compensation consultant retained by the Committee. For the 2013 analysis, the Committee retained Towers Watson, which has no other ties to management or business with the Company that the Committee believes could impair its assessment.

The competitive compensation analysis prepared by Towers Watson in October 2012 for evaluating 2013 compensation was intended to reflect the scope of an executive's responsibilities, experience in the position, and competitive market conditions. The main basis used for comparison was published survey data. For the 2013 compensation review of compensation for U.S. - based Named Executive Officers, Towers Watson compiled compensation data from the following compensation surveys: Towers Watson’s 2012 General Industry Executive Compensation Database (435 participating organizations); Towers Watson’s 2012 Survey Report on Top Management Compensation (534 participating organizations); and Mercer’s 2012 Executive Benchmark Database (2,543 participating organizations), while the 2013 compensation review for the Named Executive Officer based in France was based on the Towers Watson’s 2012 France Executive Compensation Database (80 participating organizations). The survey data used for all SWM executives as the primary tool for market comparisons, this source provides larger sample sizes and more direct matching between positions. All published survey data was aged to a common date of July 1, 2013 using an annual aging factor of 3.0% per year.

The October 2012 compensation analysis also relied on proxy statement data from a peer group of 15 companies to supplement the primary compensation survey sources used for benchmarking purposes with respect to the Chief Executive and Chief Financial Officer positions. The Committee believes that the Company’s peer group should reflect the industries in which the Company potentially competes for business, executive talent and capital. Unchanged since 2010, this peer group was originally developed by Towers Watson and includes the following nine companies identified by ISS Proxy Advisory Services, a proxy advisory firm, as peers of the Company in its 2012 review of the Company: Neenah Paper, Inc., Innospec, Inc., KapStone Paper and Packaging Corporation, Wausau Paper Corp., Louisiana-Pacific Corp., PH Glatfelter Co., Buckeye Technologies, Versos Paper Corp., and Clearwater Paper Corporation. In addition, Towers Watson included the following six companies based on comparability in company revenue size and business model: RTI International Metals, Inc., Headwaters Inc., Amcol International Corp., OM Group Inc., HB Fuller Co., and OMNOVA Solutions Inc. In 2013, as part of its ongoing review of the Company’s executive compensation program, the Committee instructed Towers Watson to re-evaluate the Company’s historical peer group. Based on this review, Towers Watson recommended a revised peer group to (i) remove Buckeye Technologies, Inc. due to its 2013 merger and HB Fuller Co. due to HB Fuller Co.’s domestic national focus and (ii) add Deluxe Corp. given Deluxe Corp.’s international presence.

Included in the October 2012 compensation analysis was an overview of the peer group companies’ performance compared to that of the Company for fiscal years 2009 through 2011, based on these companies' public filings. The median of the peer group’s 3-year average return on capital was 8.4%. In comparison, the Company’s 3-year average return on capital was 13.9%, higher than 93% of its peers.

The Committee uses the compensation analysis as a guide to determine whether executives' compensation is competitive. The analysis evaluates the following components: base salary; annual incentive bonus (AIP compensation assuming attainment of the target objective level, as a percentage of base salary); target total cash compensation (base salary plus AIP); long-term incentive compensation (assuming attainment of the target objective level); and target total direct compensation, which is the sum of base salary plus AIP plus long-term incentive compensation at the target level.

The compensation analysis used to evaluate 2013 compensation decisions states the projected total cash compensation and total direct compensation (assuming attainment of target objectives) relative to the market median for each of the Named Executive Officers who was with the Company at the time the competitive analysis was conducted, as follows:

Name(1)	Position	FY 2013 Target Total Cash Compensation	Position Against FY 2013 Market 50th Percentile (Target Total Cash)	FY 2013 Target Total Direct Compensation	Position Against FY 2013 Market 50th Percentile (Target Total Direct)

Frédéric P. Villoutreix	Chief Executive Officer	$1,365,000	13% below	$2,691,000	17% below

Jeffrey A. Cook	EVP, CFO and Treasurer	$485,800	23% below	$787,300	26% below

Michel Fievez	EVP, Reconstituted Tobacco	$600,812(2)	47% above	$858,303	49% above
________
(1) Messrs. Dunmead and McMullen commenced employment with the Company after the compilation of the October 2012 competitive analysis. Please see “Compensation for Messrs. Dunmead and McMullen” below for further information regarding the initial compensation levels established for Messrs. Dunmead and McMullen.
(2) Mr. Fievez’s compensation is paid in Euros and was converted at the October 29, 2012 exchange rate of 1.3225 Euros to the U.S. dollar.

Towers Watson considered 2013 target total direct compensation to be competitive if it fell with +/-15% of the market median. Michel Fievez, Executive Vice President, Reconstituted Tobacco, is based in France. Mr. Fievez’s compensation exceeds the + 15% variance due to the competitive recruitment of Mr. Fievez given his extensive knowledge and experience in the industry. Mr. Fievez has responsibility not only for the Reconstituted Tobacco business (including the U.S. - based wrapper and binder business) but also serves on the Company’s Executive Strategic Council. Mr. Fievez also has responsibilities related to our reconstituted tobacco leaf (RTL) joint venture in China. Therefore, the position has more responsibility and retention risk than the benchmarked positions and the Committee, in consultation with Towers Watson, determined that the adjustment from the market median was appropriate to reflect these differences in responsibility.

For 2013, the compensation of Messrs. Villoutreix and Cook were below the -15% variance and, accordingly, the Committee adjusted the compensation for Frédéric P. Villoutreix and Jeffrey Cook to correspond more closely with competitive practices. Total direct compensation for Messrs. Villoutreix and Cook at the target objective level in 2013 was adjusted to be closer to the market median identified in the competitive compensation analysis. In particular, the base salary for these positions and certain other executives now comprise a smaller portion of their total compensation as compared to 2012, and incentive opportunities through the Annual Incentive Plan and the Restricted Stock Plan now comprise a larger portion of their total compensation as compared to 2012. The Committee believes that this adjustment strengthens the alignment between the executives’ interests and the interests of our stockholders.

Executive Compensation Plans, Form of Payment and Approval Process

The elements of and the processes for setting 2013 executive compensation have not changed in any material way over the past few years and consist of the following principal elements:

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary	Competitive Compensation Analysis; subjective evaluation of performance applied to adjust +/− 15% from 50th percentile of the market reference point.	Cash
Chief Executive Officer recommends, the Committee approves for all officers other than Chief Executive Officer who is approved by full Board of Directors; full Board evaluates Chief Executive Officer annually, Chief Executive Officer evaluates other officers annually.

Annual Incentive Plan	Competitive Compensation Analysis; AIP opportunity is based on a percentage of base salary; attainment is performance-based and measured over a year.	Cash
Chief Executive Officer recommends and the Committee approves: (i) corporate and business unit objectives at beginning of cycle and (ii) performance against corporate, business unit and individual objectives at year end.

Restricted Stock Plan	Competitive Compensation Analysis for performance share award opportunities based on a percentage of base salary; achievement is performance-based	Restricted stock performance shares are granted following the completion of each year of an award cycle and generally vest one year after grant. Dividends and voting rights attach when granted.	Chief Executive Officer recommends performance share objectives; the Committee approves (i) performance share objectives and (ii) evaluation of performance against objectives.

	Chief Executive Officer recommendation on targeted grants for retention, special recognition and recruitment.	Targeted grants are typically time-based with cliff vesting.	Chief Executive Officer recommends and the Committee approves any targeted grants.

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Executive Severance Plan (1)
Provides a severance benefit equal to 3 times highest base salary and incentive compensation earned under the Annual Incentive Compensation Plan and certain other benefits over prior 3 years in case of a change of control and between 6-24 months salary in the event of a termination for other than cause or voluntary departure.
Cash
Participation in the Executive Severance Plan and the terms of the plan were approved by the full Board of Directors. The multiples of annual compensation awarded by the plan were initially established based on a market assessment. The plan was revised in 2012 to eliminate excise tax gross-up payments for new participants.

Deferred Compensation Plan	In addition to a participant’s voluntary deferral of salary or bonus that has been earned, Company contributions may be made to participant accounts.	Cash	The Chief Executive Officer recommends and the Committee must approve any Company contributions to the Deferred Compensation Plan.
_________

(1)
Change of control benefits are contingent upon providing continued services, as requested, through a change of control thereby increasing the ability of the Company to accomplish that task with an intact management team, while recognizing a degree of security must be provided to retain officers who may well be out of a position following their implementation of such a change of control. Further information concerning the severance benefits are found in the “Potential Payments Upon Termination or Change of Control” section.

Base Salary – 2013

The 2013 base salary for each Named Executive Officer relative to the 2013 market median base salary is set forth below:

Name	Position	2013 Base Salary	Change from 2012 Base Salary

Frédéric P. Villoutreix	Chief Executive Officer	$780,000	—

Jeffrey A. Cook	EVP, CFO & Treasurer	$345,050	10,050

Stephen A. Dunmead	Chief Operating Officer	$485,000	N/A

Michel Fievez	EVP, Reconstituted Tobacco	$460,810(1)	13,422

Greerson G. McMullen	General Counsel and Secretary	$470,000	N/A
__________
(1) Mr. Fievez’s compensation is paid in Euros and was converted at the December 31, 2013 exchange rate of 1.3787 Euros to the U.S. dollar.

In November 2013, senior management, including the Named Executive Officers, recommended that they should receive no 2014 base salary increase at that time after considering the expected challenges facing the Company in 2014. The Committee deferred to management’s recommendation.

2013 Annual Incentive Plan

The Annual Incentive Plan provides a cash-based award opportunity that may be earned if performance objectives are achieved over a fiscal year period. AIP compensation is intended to reward the performance of executive officers based on the attainment of the Company’s objectives. Target AIP opportunities for the Named Executive Officers ranged from 50% to 100% of a participant’s base salary, while maximum AIP opportunities for Named Executive Officers in 2013 ranged from 92.5% to 190% of a participant’s base salary. Each year, objectives are established for corporate unit, business unit and individual performance, with the 2013 individual award component for Named Executive Officers not exceeding 30% of the total award opportunity. The Committee approves the corporate and business unit objectives for the Named Executive Officers.

Annual Incentive Plan objectives for the Named Executive Officers’ 2013 incentive award opportunities are set out below. These objectives were selected because they were deemed by the Committee to be the primary drivers for delivering increased stockholder value. The performance objectives were established based on prior year performance as well as the Company’s internal operating plan.

The AIP business unit objectives for Mr. Fievez are based on the RTL business unit. AIP awards to participants in Shared Services (financial, legal, human resources, information technology and research) are based on achievement of the Corporate Unit and individual objectives. All 2013 corporate and business unit objectives exclude the impact of impairment and restructuring charges.

	2013 Objectives
MEASUREMENT METRICS	Threshold	Target (100%)	Outstanding	Maximum

Corporate Metrics
100% Adjusted earnings per share(1)	$3.55	$3.70	$3.82	$3.92

RTL Unit Metrics
30% Gross profit	$107.0	$110.9	$114.7	$117.0
30% Net sales	$224.6	$232.4	$242.6	$247.6
40% Adjusted free cash flow(2)	$59.9	$63.6	$67.3	$70.9
Individual	Minimum of 4 individual objectives
________

(1)
Earnings per share is adjusted for restructuring and impairment expenses, valuation allowances and tax changes, certain noncash accruals and results of acquired businesses, including acquisition-related expenses.

(2)
Adjusted Free Cash Flow, a non-GAAP term, is defined by the Company, for the purpose of incentive calculations, as cash provided by continuing operational activities reduced by joint venture income, deferred tax provision and uses an average change in working capital.

The Committee weighted each component of the Named Executive Officers’ AIP incentive opportunity to reflect their differing responsibilities and opportunities to affect business outcomes. For 2013, weighting between the Corporate, RTL business unit and individual components for each of the Named Executive Officers’ total AIP award opportunity was as follows:

Name	Corporate	Business Unit	Individual	Business Unit

Frédéric P. Villoutreix	80	—	20	n/a
Jeffrey A. Cook	70	—	30	Shared Services
Stephen D. Dunmead	70	—	30	n/a
Michel Fievez	35	35	30	RTL
Greerson G. McMullen	70	—	30	Shared Services

Actual performance achieved in 2013 against the Corporate and Business Unit measurement metrics, stated as a percentage of the target objective, was 155.3% for the corporate earnings per share metric, 0% for both the net sales and operating profit RTL business unit metrics, and 58.2% for the adjusted free cash flow RTL business unit metric. The total earned payout for each of the Named Executive Officers is reflected in the column labeled “Non-Equity Incentive Plan Compensation” in the 2013 Summary Compensation Table.

Restricted Stock Plan – 2013 – 2014 Performance Cycle

In February 2013, the Committee granted the Chief Executive Officer and the then serving Named Executive Officers long-term incentive award opportunities under the 2013-2014 performance cycle under the Company’s Restricted Stock Plan. As discussed below, Messrs. Dunmead and McMullen received prorated long-term incentive award opportunities for the 2013-2014 performance cycle at the time they commenced employment with the Company. The target opportunity for each year under the 2013-2014 performance cycle was equal to 200% of base salary for the Chief Executive Officer and ranged from 50% - 140% for our other Named Executive Officers.

The Restricted Stock Plan provides opportunities to earn performance shares based on achievement of performance objectives. As with AIP compensation, objectives for 2013 were established based on the Company’s prior year performance and the Company’s internal operating plans. Additionally, to encourage retention, any shares earned during each year of the performance cycle will vest one year following Committee certification of the achievement of the performance objective, rather than immediately at the end of the performance cycle. For 2013, as set forth in the table below, the Committee established an ROIC performance metric for 2013. In February 2014, the Committee established an EBITDA performance metric for the second year of the performance cycle, with thirty five percent of the award tied to service-based vesting.

	2013

	Threshold	Target	Outstanding	Maximum	Actual
ROIC (1)	24.6%	25.5%	26.2%	26.7%	26.4%
________

(1)
ROIC was calculated as adjusted net income divided by 13 month rolling average adjusted net book value (adjustments are made to net income and net book value for extraordinary events and certain normalizations, e.g., exclusion of the DelStar acquisition for the partial month of December 2013).

Based on the Company’s 2013 ROIC performance, in February 2014, the Committee approved payout at 165.1% of target. As a result, in February 2014, the Named Executive Officers were granted shares of restricted stock with respect to the first year of the 2013-2014 performance cycle as set forth in the table below. In order to enhance the retentive component of the program, these shares will vest in February 2015, subject to the Named Executive Officer’s continued employment through the vesting date.

Name	Number of Shares of Restricted Stock

Frédéric P. Villoutreix	67,511
Jeffrey A. Cook	14,933
Stephen D. Dunmead	24,487
Michel Fievez	11,478
Greerson G. McMullen	6,356

Compensation for Messrs. Dunmead and McMullen

In March 2013, Stephen D. Dunmead became our Chief Operating Officer. The Committee approved Mr. Dunmead’s compensation package, based on input from the executive recruiting firm of Spencer Stuart, considering the global scope of his role at the Company and Mr. Dunmead’s varied and multi-industry background in light of the Company’s business diversification objective. Mr. Dunmead’s initial compensation package included an annual base salary of $485,000, an annual bonus targeted at 80% of base salary (prorated for his 2013 service), a long-term incentive opportunity targeted at 140% of his base salary (prorated for his 2013 service), and relocation assistance. In February 2013, the Committee also approved a restricted stock grant of 10,000 shares in connection with the start of Mr. Dunmead’s employment, with such shares subject to a four year vesting schedule.

In May 2013, Greerson G. McMullen became our General Counsel and Secretary. The Committee approved Mr. McMullen’s compenation package based on input from the executive legal recruiting firm of Major, Lindsey & Africa and the competitive compensation analysis performed by Towers Watson in October 2012, considering the global scope of his role at the Company. Although Mr. McMullen’s initial compensation package fell outside of the competitive range established by Towers Watson in the October 2012 compensation analysis, based on the input of Towers Watson, the Committee concluded that competitive data was based on positions with more limited responsibilities, and considered that Mr. McMullen would have oversight responsibility for the Company’s Internal Audit and newly established enterprise risk management functions. The Committee also took into account Mr. McMullen’s varied and multi-industry background in light of the Company’s business diversification objective. Mr. McMullen’s initial compensation package included an annual base salary of $470,000, an annual bonus targeted at 65% of base salary (pro-rated for his 2013 service), a long-term incentive opportunity targeted at 50% of his base salary (prorated for his 2013 service), and relocation assistance. The terms of Mr. McMullen’s employment offer also included a $100,000 sign-on bonus which is subject to pro rata repayment in the event Mr. McMullen voluntarily resigns prior to May 31, 2017. In May 2013, the Committee also approved a restricted stock grant of 7,000 shares in connection with the start of Mr. McMullen’s employment, with such shares subject to a four year vesting schedule.

“Say on Pay”: Advisory Votes on Executive Compensation

In 2011, the Board asked the Company’s stockholders to indicate on a non-binding, advisory basis whether they approved the Company's executive compensation as disclosed in the 2011 proxy statement (“say on pay”) and how frequently they would prefer the Company to hold future say on pay votes on executive compensation. These proposals were contained in the Company’s 2011 proxy statement, as required by Section 14A of the Exchange Act, amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As part of its review of the Company’s executive compensation program, the Committee considered the approval by approximately 97% of the votes cast for the Company’s “say on pay” vote at the Company’s 2011 annual meeting of stockholders and determined that the Company’s executive compensation philosophy and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2011 “say on pay” vote.

Additionally, over 83% of the votes cast for the “say on pay” frequency vote favored having a non-binding vote on executive compensation every three years, rather than more frequently. After considering these results, the Board of Directors resolved to hold a non-binding vote on executive compensation in conjunction with the proxy for the

Company’s annual meeting of stockholders every three years. Please see Proposal Three for further information regarding the 2014 “say on pay” vote.

Compensation Approval Process

Each year in the Fall, the Chief Executive Officer meets with the Committee and the Committee’s independent consultant to review the annual competitive compensation analysis and any questions concerning its conclusions or the process are vetted. At the Committee Chair’s discretion, she may meet separately with the independent compensation consultant. Based on this meeting and any follow-up work identified at that time, an executive compensation proposal is prepared and provided to the full Committee in November for their review. At the November meeting, the Committee discusses the executive compensation program, and evaluates whether elements of compensation for officers and key employees are competitive. In November, the Committee approves officers’ base salaries, annual incentive targets and restricted stock plan targets for the coming year. The Committee meets again in February to review and take action concerning results of incentive plans for the year just ended as well as performance level objectives for the upcoming year. The Committee makes its recommendations to the full Board of Directors at the February meeting concerning the establishment of the officer’s financial objectives under the Annual Incentive Plan for the upcoming award cycle. The Committee also provides recommendations for the Chief Executive Officer’s base salary and individual performance objectives for the upcoming year and evaluates his performance against the current year objectives.

In 2013, the Committee undertook an evaluation of the design of the executive compensation program relative to risk and whether the program is reasonably likely to have a material adverse effect on the Company. The Committee concluded that the program design, metrics and objectives, taken as a whole and considered within the other financial control and approval processes in place at the Company, are not reasonably likely to have a material adverse effect on the Company.

At the February Board of Directors meeting, the Compensation Committee provides a full report on its actions on executive compensation for the upcoming year as well as its estimate of payouts, if any, under the incentive compensation award opportunities for the just-completed year. The Committee also periodically reports on any targeted equity grants made during the year outside the equity opportunity provided by the incentive compensation plan awards. The Board of Directors discusses the current and upcoming year compensation for the Chief Executive Officer in the non-management directors meeting. When audited financial results are available, or known, the Committee completes its evaluation of the performance attained against objectives and the Committee approves the final award payments.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion & Analysis with management.

Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Claire L. Arnold (Chair)
William A. Finn
Anderson D. Warlick

2013 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers who served in such capacities as of December 31, 2013.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Frédéric P. Villoutreix Chief Executive Officer (4)	2013	780,000	-	2,468,202	-	1,170,312	-	264,178	4,682,692
	2012	780,000	-	1,905,893	-	810,986	-	130,867	3,627,746
	2011	755,000	-	1,252,062	-	964,536	-	82,036	3,053,634

Jeffrey A. Cook EVP, CFO and Treasurer (5)	2013	345,050	-	545,950	-	302,699	-	71,509	1,265,208
	2012	299,208	-	387,036	-	151,090	-	100,023	937,357

Stephen D. Dunmead Chief Operating Officer (6)	2013	398,393	-	1,289,814	-	461,364	-	175,999	2,325,570

Michel Fievez EVP, RTL (7)	2013	460,810	-	419,636	-	220,142	10,885	108,262	1,219,735
	2012	459,623	109,659	363,061	-	252,924	12,796	68,458	1,266,521
	2011	440,570	8,313	315,108	-	272,569	3,058	57,370	1,096,988

Greerson G. McMullen General Counsel and Secretary (8)	2013	296,304	100,000	596,345	-	280,248	-	175,133	1,448,030
____________________

(1)
The amount reported in this column in 2013 for Mr. McMullen represents a sign-on bonus payable pursuant to the terms of Mr. McMullen’s offer of employment. This sign-on bonus is subject to pro rata repayment in the event Mr. McMullen voluntarily resigns prior to May 31, 2017.

(2)
The amounts reported in this column represent the performance share awards for 2013, the first year of the 2013-2014 performance cycle, that were awarded to each of the Named Executive Officers under the Company’s Restricted Stock Plan as well as the new hire equity awards granted to Messrs. Dunmead and McMullen, each valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The amounts included in this column for the performance awards are calculated based on the probable satisfaction of the performance conditions for such awards. Assuming the highest level of performance is achieved for the performance shares, the maximum value of these awards at the grant date would be as follows: Mr. Villoutreix - $3,120,000; Mr. Cook - $690,100; Mr. Dunmead - $1,131,667, Mr. Fievez - $530,431; and Mr. McMullen - $293,750. See Note 17 to the Consolidated Financial Statements included in our Annual Reports on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating the amounts reported for the applicable year.

(3)
The amounts reported in this column for 2013 represent amounts earned under the Annual Incentive Plan based on 2013 performance. Please see the Compensation Discussion &Analysis for further information regarding the 2013 Annual Incentive Plan.

(4)
The amount reported for 2013 in column (i) for Mr. Villoutreix consists of (i) $80,159 in Company contributions to the Company’s Deferred Compensation Plan, (ii) $92,693 in dividends on unvested restricted stock awards, (iii) $15,300 in 401(k) savings plan matching contributions, (iv) $66,466 for tax equalization payments made in connection with Mr. Villoutreix’ 2007 relocation from France, and (v) $9,359 in Company-paid life and disability insurance premiums.

(5)
Mr. Cook commenced employment with the Company as Executive Vice President, Chief Financial Officer and Treasurer on February 9, 2012. The amount reported for 2013 in column (i) for Mr. Cook consists of (i) $14,468 in Company contributions to the Company’s Deferred Compensation Plan, (ii) $31,424 in dividends on unvested restricted stock awards, (iii) $16,675 in 401(k) savings plan matching contributions, and (iv) $8,942 in Company-paid life and disability insurance premiums.

(6)
Mr. Dunmead commenced employment with the Company as Chief Operating Officer on March 6, 2013. The amount reported for 2013 in column (i) for Mr. Dunmead consists of (i) $14,138 in Company contributions to the Company’s Deferred Compensation Plan, (ii) $9,600 in dividends on unvested restricted stock awards, (iii) $5,662 in 401(k) savings plan matching contributions, (iv) $7,186 in Company-paid life and disability insurance premiums, and (v) $139,453 in relocation expenses paid in connection with his relocation from Ohio to Georgia. These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Dunmead, as applicable.

(7)
Mr. Fievez’s compensation was paid in Euros and has been converted at the December 31, 2013 exchange rate of 1.3787 Euros to the U.S. dollar for 2013 compensation, December 31, 2012 exchange rate of 1.3225 Euros to the U.S. dollar for 2012 compensation, and December 31, 2011 exchange rate of 1.2973 Euros to the U.S. dollar for 2011 compensation. The amount reported for 2013 in column (i) for Mr. Fievez consists of (i) $37,610 in Company contributions to a French mandated defined contribution plan, (ii) $25,073 for participation in France’s gain sharing program, a French mandated defined contribution plan, (iii) a car allowance, (iv) $8,853 in Company-paid life and disability insurance premiums, and (v) $31,084 in French holiday pay.

(8)
Mr. McMullen commenced employment with the Company as General Counsel and Secretary on May 15, 2013. The amount reported for 2013 in column (i) for Mr. McMullen consists of (i) $14,100 in Company contributions to the Company’s Deferred Compensation Plan, (ii) $6,720 in dividends on unvested restricted stock awards, (iii) $7,022 in Company-paid life and disability insurance premiums, and (iv) $147,291 in relocation expenses paid in connection with his relocation from Tennessee to Georgia. These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. McMullen, as applicable.

2013 GRANTS OF PLAN-BASED AWARDS

The following table summarizes awards made to our Named Executive Officers in 2013

Name (a)	Grant Date (b)	Approval Date (c)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units (#) (j)(3)	Grant Date Fair Value of Stock Awards ($)(k)(4)
			Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)
Frédéric P. Villoutreix	N/A	N/A	429,000	780,000	1,482,000	--	--	--	--	--
	2/27/13	2/27/13	--	--	--	10,233	40,891	81,782	--	2,468,202
Jeffrey A.Cook	N/A	N/A	119,042	207,030	383,006	--	--	--	--	--
	2/27/13	2/27/13	--	--	--	2,261	9,045	18,089	--	545,950
Stephen D. Dunmead	N/A	N/A	223,100	388,000	717,800	--	--	--	--	--
	3/6/13	2/27/13	--	--	--	3,708	14,832	29,664	--	915,814
	3/6/13	2/27/13	--	--	--	--	--	--	10,000	374,000
Michel Fievez	N/A	N/A	132,483	230,405	426,249	--	--	--	--	--
	2/27/13	2/27/13	--	--	--	1,738	6,952	13,904	--	419,636
Greerson G. McMullen	N/A	N/A	175,663	305,500	565,175	--	--	--	--	--
	5/15/13	5/15/13	--	--	--	962	3,850	7,700	--	283,795
	5/15/13	5/15/13	--	--	--	--	--	--	7,000	312,550
__________
(1)    These amounts consist of the threshold, target and maximum cash award levels under the 2013 Annual Incentive Plan. The amount actually earned by each Named Executive Officer is included in the Non-Equity Incentive Plan Compensation column in the 2013 Summary Compensation Table. Pursuant to the terms of Messrs. Dunmead and McMullen’s offer letters, each of their awards were prorated for their service during 2013. Please see “Compensation Discussion & Analysis” for further information regarding the Annual Incentive Plan award.
(2)    These amounts represent the threshold, target and maximum performance shares that may be earned during the first year of the 2013-2014 performance cycle under the Company’s Restricted Stock Plan. These performance shares will be earned based on the Company’s ROIC performance and will vest one year after the date on which the Committee certifies the ROIC achievement level, subject to the Named Executive Officer’s continued employment through such date. Pursuant to the terms of Messrs. Dunmead and McMullen’s offer letters, each of their awards were prorated for their service during 2013. Please see “Compensation Discussion & Analysis” for further information regarding the 2013 Restricted Stock Plan award.
(3)    These amounts represent the shares of restricted stock granted to Messrs. Dunmead and McMullen pursuant to the terms of their offers of employment. These shares will vest on the fourth year anniversary of the date of grant.
(4)    The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the performance shares, are based upon the probable outcome of the applicable performance conditions. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating the amounts.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013

The following table provides information regarding unvested stock awards held by each of the Named Executive Officers as of December 31, 2013.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)

Frédéric P. Villoutreix	141,077	(1)	7,261,233
Jeffrey A. Cook	39,883	(2)	2,052,263
Stephen D. Dunmead	34,487	(3)	1,775,046
Michel Fievez	11,478	(4)	590,773
Greerson G. McMullen	13,356	(5)	687,433
______

(1)
Includes 73,566 shares and 67,511 shares earned based on the achievement of performance objectives which vested or will vest in February 2014 and February 2015, respectively, in each case subject to the Named Executive Officer’s continued employment through the applicable vesting date.

(2)
Includes 14,950 shares and 14,933 shares earned based on the achievement of performance objectives and which vested or will vest in February 2014 and February 2015, respectively, and 10,000 shares which will vest in February 2016, in each case subject to the Named Executive Officer’s continued employment through the applicable vesting date.

(3)
Includes 24,487 shares earned based on the achievement of performance objectives which will vest in February 2015 and 10,000 shares which will vest in March 2017, in each case subject to the Named Executive Officer’s continued employment through the applicable vesting date.

(4)
Represents shares earned with respect to the achievement of performance objectives which will vest in February 2015, subject to the Named Executive Officer’s continued employment through the applicable vesting date.

(5)
Includes 6,356 shares earned based on the achievement of performance objectives which will vest in February 2015 and 7,000 shares which will vest in May 2017, in each case subject to the Named Executive Officer’s continued employment through the applicable vesting date.

(6)	Value calculated using the December 31, 2013 closing share price of $51.47.

2013 STOCK VESTED TABLE

The following table provides information concerning each vesting of stock during 2013 for each of the Named Executive Officers.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Frédéric P. Villoutreix	55,550	2,060,905
Jeffrey A. Cook	0	0
Stephen D. Dunmead	0	0
Michel Fievez	25,950	978,834
Greerson G. McMullen	0	0

2013 PENSION BENEFITS

The following table provides information regarding Mr. Fievez’s pension benefits under the SWM-France defined contribution retirement plan.

Name	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Michel Fievez	SWM-France defined contribution retirement plan	2.5	26,739	10,885

Mr. Fievez participates in the Company’s supplemental defined contribution plan (Article 83 scheme) for French employees, which was adopted during 2012. This is a hybrid plan that provides annuitized income to the participant upon retirement, in addition to the standard insured social retirement benefit. The present value of his benefit, shown in dollars, was converted from Euros at the December 31, 2013 exchange rate of 1.3787. Mr. Fievez also benefits from the Company’s contributions to national retirement arrangements required by French law (that is, French Social Security, ARRCO and AGIRC).

2013 NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information regarding compensation that has been deferred by our Named Executive Officers pursuant to the terms of our Deferred Compensation Plan.

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(1)(2)	Aggregate earnings in last FY ($)	Aggregate balance at last FYE ($)

Frédéric P. Villoutreix	133,599	80,159	234,038	1,337,284
Jeffrey A. Cook	24,114	14,468	4,905	43,487
Stephen D. Dunmead	72,750	14,138	6,075	92,963
Michel Fievez	0	0	0	0
Greerson G. McMullen	58,750	14,100	3,616	76,466
________

(1)	All contributions in 2013 relating to 2013 compensation were reported as compensation in the 2013 Summary Compensation Table. Contributions expensed in a prior year are not included.

(2)	Company contributions to the Deferred Compensation Plan were 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions.

Eligible employees may elect to defer up to 25% of their annual salary and up to 50% of their incentive bonus to the Deferred Compensation Plan No. 2, a non-qualified deferred compensation plan established in 2005 to allow participants to defer receipt of compensation and payment of certain income taxes. Eligibility to participate in the Deferred Compensation Plan is limited to “management” and “highly compensated employees” as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company may, with Compensation Committee approval, make cash contributions to a participant’s account in the Deferred Compensation Plan.

Amounts deferred into the Deferred Compensation Plan No. 2 by a participating officer, or contributed on the officer’s behalf by the Company, can be invested at the officer’s election in an account that tracks, but does not actually invest in, some of the fund elections available under the Company’s 401(k) savings plan. The participating officer bears the investment risk. The Company makes no guaranty as to the return of the principal amount of any funds deferred or of any income thereon. The funds remain subject to the Company’s creditors while in the Deferred Compensation Plan No. 2.

A participant may elect to receive payment of the vested amount credited to his deferral account under the Deferred Compensation Plan No. 2 based on a participant election of a single lump sum or 3, 5, or 10 annual installments. No payments may commence in fewer than 5 years following the date of the deferral election, except for alternative distributions that may occur in certain defined circumstances including disability, death of participant, separation from service, change of control and unforeseeable emergency, as such terms are defined in the plan. Certain individuals, including plan participants who are Named Executive Officers, must defer distributions from the plan for 6 months following a separation from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Company’s Executive Severance Plan (the “Severance Plan”) provides that in the event of termination of a participant’s employment with the Company or one of its French affiliates for any reason other than death, disability or retirement within two years after a change of control of the Company, a participant will be entitled to salary and benefit continuation. A change of control is defined as the date as of which: (a) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, acquires actual or beneficial ownership of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

In the event of termination as a result of a change of control, the Named Executive Officers employed in the United States would be entitled to:

i.
receive a cash payment in an amount equal to 3 times the highest annual compensation (base salary and annual incentive awards) paid or payable within the 3 year period ending on the date of termination; and

ii.	receive health and dental benefits from the Company for a period of 3 years.

A participant employed by one of the Company’s French subsidiaries is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France.

Upon a change of control, all restricted stock, stock options and corporate deferred compensation plan contributions that have been granted, but not yet vested, vest automatically. Under the Annual Incentive Plan, the participant is entitled to payment of a pro rata portion of the incentive award at the target performance percentage, without regard to achievement of pre-established objectives.

For participants added in 2011 or prior years, the Company shall pay the participant an additional gross-up payment to compensate such participant for the excise tax liability under Section 4999 of the Internal Revenue Code. This provision has been eliminated for individuals commencing participation on or after February 23, 2012, such as Messrs. Cook, Dunmead and McMullen.

The Severance Plan also provides that, if a Named Executive Officer’s employment with the Company or an affiliate terminates for a reason other than death, retirement, voluntary resignation or cause, the Company will pay the Named Executive Officer an amount equal to one times or, in the case of Mr. Villoutreix, two times his base salary as a cash lump sum. The Severance Plan does not provide for additional benefits in this circumstance. A participant cannot receive both this payment as well as compensation under the Severance Plan’s change-in-control provisions. Named Executive Officers are also eligible to receive one-year of salary continuation in the event of death or disability.

The Compensation Committee of the Board of Directors of the Company establishes the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board of Directors, but no such amendment or termination shall be effective during the two-year period following a change of control of the Company without the consent of all participants. The Company has agreements under the Severance Plan with the Named Executive Officers and certain other key employees.

The maximum amounts payable upon termination pursuant to the Executive Severance Plan, assuming that a change of control of the Company and/or a qualifying termination of employment had occurred on December 31, 2013, are set forth in the following tables for all Named Executive Officers.

Potential Payments to Frédéric P. Villoutreix upon Retirement,
Termination or Change of Control as of December 31, 2013

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as as Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Compensation:
Base Salary	Lump sum cash	--	--	1,560,000	2,340,000	780,000	--
Incentive Compensation
Short-Term Incentive	Lump sum cash	--	--	--	2,893,608	--	--
Long-Tern Incentive – Performance Shares	Shares	--	--	--	3,786,442	3,786,442	3,786,442
Restricted Stock	Shares	--	--	--	--
Benefits and Perquisites:
Health Care		--	--	--	36,648	--	--
Dental Care		--	--	--	3,172	--	--
Disability Benefits		--	--	--	21,479	--	--
Life Insurance		--	--	--	7,200	--	--
Accrued Vacation Pay 4 weeks	Lump sum cash	--	--	60,000	180,000	60,000	--
Excess 401(k) in Deferred Comp	Lump sum benefit	80,159	80,159	80,159	80,159	80,159	80,159

Total Executive Severance		80,159	80,159	1,700,159	9,348,708	4,706,601	3,866,601

In the event of termination, retirement, death or disability, Mr. Villoutreix is entitled to his deferral account balance as set forth above in “Non-Qualified Deferred Compensation Plans.”

Potential Payments to Jeffrey A. Cook upon Retirement,
Termination or Change of Control as of December 31, 2013

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Compensation:
Base Salary	Lump sum cash	--	--	345,050	1,035,150	345,050	--
Incentive Compensation:
Short Term Incentive	Lump sum cash	--	--	--	453,270	--	--
Long Term Incentive – Performance Shares	Shares	--	--	--	768,962	768,962	768,962
Restricted Stock	Shares	--	--	--	257,350	257,350	257,350
Benefits and Perquisites:
Health Care		--	--	--	39,456	--	--
Dental Care		--	--	--	1,566	--	--
Disability Benefits		--	--	--	23,227	--	--
Life Insurance		--	--	--	3,600	--	--
Accrued Vacation Pay – 4 weeks	Lump sum cash	--	--	26,542	79,626	--	--
Excess 401(k) in Deferred Comp	Lump sum benefit	14,468	14,468	14,468	14,468	14,468	14,468

Total Executive Severance		14,468	14,468	386,060	2,676,675	1,385,830	1,040,780
In the event of termination, retirement, death or disability, Mr. Cook is entitled to his deferral account balance as set forth above in “Non-Qualified Deferred Compensation Plans.”

Potential Payments to Stephen D. Dunmead upon Retirement,
Termination or Change of Control as of December 31, 2013

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Compensation:
Base Salary	Lump sum cash	--	--	485,000	1,455,000	485,000	--
Incentive Compensation:
Short-Term Incentive	Lump sum cash	--	--	--	--	--	--
Long-Term Incentive – Performance Shares	Shares	--	--	--	--	--	--
Restricted Stock	Shares	--	--	--	514,700	514,700	514,700
Benefits and Perquisites:
Health Care		--	--	--	60,048	--	--
Dental Care		--	--	--	3,172	--	--
Disability Benefits		--	--	--	17,957	--	--
Life Insurance		--	--	--	3,600	--	--
Accrued Vacation Pay 4 weeks	Lump sum cash	--	--	37,308	111,923	--	--
Excess 401(k) in Deferred Comp	Lump sum benefit	14,138	14,138	14,138	14,138	14,138	14,138

Total Executive Severance		14,138	14,138	536,446	2,180,538	1,013,838	528,830

In the event of termination, retirement, death or disability, Mr. Dunmead is entitled to his deferral account balance as set forth above in “Non-Qualified Deferred Compensation Plans.”

Potential Payments to Michel Fievez upon Retirement,
Termination or Change of Control as of December 31, 2013(1)

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Compensation:
Base Salary	Lump sum cash	--	--	460,810	1,382,429	--	--
Incentive Compensation:
Short-Term Incentive	Lump sum cash	--	--	--	791,017	--	--
Long-Term Incentive – Performance Shares	Shares	--	--	--	623,405	623,405	623,405
Restricted Stock	Shares	--	--	--	--	--	--
Benefits and Perquisites:
Health Care		--	--	521	1,563	--	--
Dental Care		--	--	--	--	--	--
Disability Benefits		--	--	--	--	--	--
Life Insurance		--	--	8,853	26,558	--	--
Accrued Vacation Pay	Lump sum cash	--	--	38,401	115,202	38,401	--
Supplemental private defined contribution plan	Lump sum benefit	26,739	26,739	26,739	26,739	26,739	--
Additional payment based on Participation' (mandated PS)	Lump sum benefit	37,610	37,610	37,610	37,610	37,610	--
Additional payment based on Interessement' (Gain sharing)	Lump sum benefit	25,073	25,073	25,073	25,073	25,073	--

Total Executive Severance		89,422	89,422	598,007	3,029,596	751,228	623,405

In the event of termination, retirement, death or disability, Mr. Fievez is entitled to pension benefits as set forth in “2013 Pension Benefits” and to other benefits under French law, notably French Social Security and other mandatory benefits.

________
(1) Mr. Fievez’s compensation is paid in Euros. The amounts reported in this column have been converted at the December 31, 2013 exchange rate of 1.3787 Euros to the U.S. dollar for 2013.

Potential Payments to Greerson G. McMullen upon Retirement,
Termination or Change of Control as of December 31, 2013

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Compensation:
Base Salary	Lump sum cash	--	--	470,000	1,410,000	470,000	--
Incentive Compensation:
Short-Term Incentive	Lump sum cash	--	--	--	--	--	--
Long-Term Incentive – Performance Shares	Shares	--	--	--	--	--	--
Restricted Stock	Shares	--	--	--	360,290	360,290	360,290
Benefits and Perquisites:
Health Care		--	--	--	60,048	--	--
Dental Care		--	--	--	3,172	--	--
Disability Benefits		--	--	--	17,466	--	--
Life Insurance		--	--	--	3,600	--	--
Accrued Vacation Pay 4 weeks	Lump sum cash	--	--	36,154	108,462	--	--
Excess 401(k) in Deferred Comp	Lump sum benefit	14,100	14,100	14,100	14,100	14,100	14,100
Total Executive Severance		14,100	14,100	520,254	1,977,138	844,390	374,390

In the event of termination, retirement, death or disability, Mr. McMullen is entitled to his deferral account balance as set forth above in “Non-Qualified Deferred Compensation Plans.”

Compensation of Directors

2013 Compensation of Directors

For 2013, Directors received the following compensation for their service on the Board and its committees, which remained unchanged from 2012:

•	An annual Board retainer of $60,000 in stock plus $45,000 in cash. Stock grants are paid quarterly, with valuations based on the closing price on the trading day immediately preceding the grant date.

•	Pay for the lead non-management director was $20,000 per year.

•	Directors who serve on committees receive an annual retainer, paid quarterly as follows:

•	Audit Committee: $25,000 for Chair; $15,000 for members

•	Compensation Committee: $16,750 for Chair; $10,000 for members

•	Nominating and Governance Committee: $15,000 for Chair; $10,000 for members

•	The Chairman has the discretion to approve additional meeting fees of $1,500 per meeting in person, and $750 per meeting by telephone.

2014 Compensation of Directors

Every other year, the Compensation Committee reviews pay to outside directors to evaluate whether director compensation is consistent with market practices. In 2013, the Compensation Committee retained Towers Watson, an independent compensation consultant, to perform an Outside Director Pay Review based on publicly stated director compensation at the same peer group of 15 companies examined in the executive competitive compensation analysis. The pay review concluded that total director compensation at the Company ranked at the 38th percentile of peers and was 11% below the peers on a dollar value basis. Accordingly, the Compensation Committee determined, in consultation with Towers Watson, to recommend to the Board that director compensation be brought closer to the targeted market median. Based on such recommendation, the Board determined that directors will receive the following compensation for their service on the Board and its committees effective January 1, 2014:

•	An annual Board retainer of $75,000 in stock plus $45,000 in cash. Stock grants are paid quarterly, with valuations based on the closing price on the trading day immediately preceding the grant date.

•	Pay for the lead non-management director is $20,000 per year.

•	Directors who serve on committees receive an annual retainer, paid quarterly as follows:
•Audit Committee:  $30,000 for Chair; $15,000 for members
•Compensation Committee: $20,000 for Chair; $10,000 for members
•Nominating & Governance Committee: $15,000 for Chair; $10,000 for members

A director who is an officer or an employee of the Company or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board of Directors, but is reimbursed for expenses incurred as a result of such service. Each director, other than Frédéric Villoutreix, earned the following compensation in 2013 in addition to reimbursement of their actual and reasonable travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Claire L. Arnold	$61,750	$60,000	$121,750
K.C. Caldabaugh	$75,000	$60,000	$135,000
William A. Finn	$85,000	$60,000	$145,000
Robert F. McCullough	$70,000	$60,000	$130,000
John D. Rogers	$60,000	$60,000	$120,000
Anderson D. Warlick	$65,000	$60,000	$125,000
__________

(1)
As of December 31, 2013, the total number of stock awards outstanding per director, in the form of shares or share units, were as follows: Ms. Arnold 50,194; Mr. Caldabaugh 28,046; Mr. McCullough 23,048; Mr. Finn 17,143; Mr. Rogers 11,677 and Mr. Warlick 11,835. These totals also include accumulated dividends on stock units.

Directors may elect to defer all or part of their compensation to the Deferred Compensation Plan No. 2 for Non-Employee Directors, a non-qualified, deferred compensation plan established in 2005 to allow participants to defer receipt of compensation and payment of certain federal and state income taxes. Each participating director has an individual deferral account that is credited with cash or stock units, which include accumulated dividends. Cash credits accrue market-based investment earnings. The stock units do not have any voting rights. Because of regulatory changes, Deferred Compensation Plan No. 2 replaced the Deferred Compensation Plan for Non-Employee Directors in effect from 2000 to 2004, which operated in a similar manner. The earlier plan was frozen as of December 31, 2004 to stop the accrual of additional unvested benefits, other than market-based investment earnings or losses on individual account balances as of that date. The Company provides no guaranty of repayment of the principal amount deferred or of any earnings on the participants’ account balances in either plan.

CORPORATE GOVERNANCE

Board of Directors and Standing Committees

Board Leadership Structure

The Board is led by the Chairman of the Board and that individual is also the Chief Executive Officer. The Board believes that whether to have the same person occupy the offices of Chairman of the Board and Chief Executive Officer should be decided by the Board in its business judgment, periodically, in particular at any time there is a vacancy in either position, after considering relevant factors at the time, including the specific needs of the business and what is in the best interests of the Company and its stockholders. When the same person holds the Chairman and Chief Executive Officer roles or the Chairman of the Board is not independent, the independent Directors elect a Lead Non-Management Director for a two-year term, after which time he or she becomes ineligible to stand for re-election to that position for at least one term. On April 26, 2012, William A. Finn was elected for a two-year term as the Lead Non-Management Director.

The Chairman collaborates with the Lead Non-Management Director in establishing the Board’s meeting schedule and agenda. The Lead Non-Management Director presides at all meetings of the Board at which the Chairman of the Board is not present and at all executive sessions of the non-management or independent Directors. The Lead Non-Management Director has the authority to call meetings of the non-management or independent Directors. The Lead Non-Management Director acts as liaison between the Chairman and the independent Directors.

The Lead Non-Management Director or non-management Directors as a group can retain such independent expertise they deem to be necessary or desirable, with the costs borne by the Company. There is also total freedom of communication between any Director and the Chairman and Chief Executive Officer and any other member of management and such communications are not required to go through the Lead Non-Management Director or the Chairman, in the case of director communication with other members of management. The Lead Non-Management Director will be available for consultation and direct communication if requested by any major stockholder of the Company.

The Board has functioned with this structure and in this manner for a number of years and has to-date found that it provides an appropriate balance to the functioning of the Board in addressing its oversight functions, consideration and understanding of the tactical and strategic matters that must be understood and addressed by the Board and between the respective interests of the company and its stockholders.

Director Independence

The Board of Directors unanimously adopted the following standard for director independence at its December 2002 meeting:

An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, the Board of Directors will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The following persons shall not be considered independent:

a.	A director who is employed by the Company or any of its affiliates for the current year or any of the past five (5) years.

b.	A director who is, or in the past five (5) years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).

c.
A director who is, or in the past five (5) years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

d.
A director who is, or in the past five (5) years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term “Family Member” shall mean a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person’s home.

e.
A director who, during the current fiscal year or any of the past five (5) fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

f.
A director who is a partner in, or a controlling stockholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed one percent (1%) of the recipient’s annual consolidated gross revenues in the current year or any of the past five (5) fiscal years; unless, for provisions (e) and (f), the Board of Directors expressly determines in its business judgment that the relationship does not interfere with the director’s exercise of independent judgment.

Based on the foregoing standard and the standards for independence articulated by the NYSE and the SEC, the Board affirmatively determined by resolution dated February 27, 2014 that the following directors, who collectively constitute 85.7% of the full Board and represent 100% of the membership of the Standing Committees, are independent:

Ms. Claire L. Arnold Mr. William A. Finn Mr. Robert F. McCullough	Mr. Anderson D. Warlick Mr. K.C. Caldabaugh Mr. John D. Rogers

Mr. Villoutreix is a member of management and not independent.

Financial Experts

The Board of Directors affirmatively determined by resolution dated February 27, 2014 that Messrs. Caldabaugh and Rogers qualify as financial experts as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.
Standing Committees

The Audit Committee, the Compensation Committee and the Nominating & Governance Committee are the three Standing Committees of the Board of Directors. Each Standing Committee is composed entirely of independent directors under the standards for independence articulated by the Company, the NYSE and the SEC.

The following table lists the current members, principal functions and meetings held in 2013 for each of the Standing Committees:

Members	Principal Functions	Meetings in 2013
Audit Committee Robert C. McCullough (Chair) K.C. Caldabaugh John D. Rogers No member serves on the audit committee of more than 3 public companies, including the Company’s Audit Committee. Messrs. Caldabaugh and Rogers are financial experts.
•  Recommend to the Board of Directors the appointment of outside auditors to audit the records and accounts of the Company
•  Retain and compensate outside auditors
•  Review scope of audits, provide oversight in connection with internal control, financial reporting and disclosure systems
•  Monitor state and federal securities laws and regulations
•  Perform other such duties as the Board of Directors may prescribe
•  Monitor the Company’s practices and procedures concerning compliance with applicable laws and regulations
•  The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Audit Committee Report”
9

Compensation Committee Claire L. Arnold (Chair) William A. Finn Anderson D. Warlick	• Evaluate and approve executive officer compensation • Review compensation strategy, plans and programs and evaluate related risk • Evaluate and make recommendations on director compensation • The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Compensation Discussion & Analysis”	3

Nominating & Governance Committee K.C. Caldabaugh (Chair) William A. Finn Anderson D. Warlick	• Review and recommend to the Board of Directors candidates for election by stockholders or to fill any vacancies on the Board; evaluate stockholder nominees • Oversee Board of Directors, Board Committee and individual director evaluation processes • Evaluate, monitor and recommend changes in the Company’s governance policies • Oversee and monitor the succession planning process for the directors & Chief Executive Officer	3
Attendance by Directors at Board and Committee Meetings

The Board of Directors met nine times in 2013. No Director attended fewer than 75 percent of the aggregate of the meetings of the Board and the committees on which the Director served.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

The Company encourages members of the Board of Directors to attend each Annual Meeting of Stockholders and all of the sitting directors, who were board members at the time, attended the Annual Meeting of Stockholders held on April 25, 2013.

Director Training

From time to time, the Directors participate in the Company’s compliance training programs and in programs directed specifically to the due and proper execution of their duties as directors. In 2012, the Board adopted a Policy on Orientation and Continuing Education for Board members as part of the Corporate Governance Guidelines. The policy requires orientation for new directors and ongoing presentations and training for existing directors, as well as periodic reports to the Nominating & Governance Committee.

Board Exercise of Risk Oversight

The Board exercises oversight of enterprise risk at a number of levels and utilizes formal and informal mechanisms to do so.

The Audit Committee plays a material role in oversight of financial, disclosure, and liquidity risk issues, as well as being the main overseer of the internal control mechanisms used by management in both the financial and non-financial areas. Aspects of risk review occur at virtually every Audit Committee meeting, including ongoing review of financial results, control issues, compliance audit processes and results, debt covenant compliance, hedging activities, and liquidity measures. The Audit Committee has regular interaction with the Company’s independent auditors throughout the year, including independent sessions to address internal control and other matters.

The Nominating & Governance Committee assesses governance controls and compliance with related SEC and NYSE listing requirements at least annually. It also undertakes an ongoing review of succession planning to assure an appropriate process exists to find appropriately qualified replacement directors as needed for the Board and its committees and to maintain the continuity of management.

The Compensation Committee assesses compensation design and levels from the perspectives of market reasonableness and appropriateness to the objectives of retaining the quantity and level of management expertise and depth required for the successful execution of the Company’s business goals. The Compensation Committee also assesses the risk posed by the Company’s compensation program design and practices and the probability that they might result in adverse impacts on the Company.

The Board as a whole regularly reviews financial performance and risks to that performance, competitive market situations, risks to operations and operating capabilities, regulatory change, and strategic planning. These reviews are provided through regularly scheduled financial and operations reviews, as well as through the Committee Chair reports to the Board that also occur on a regular basis. More in-depth reviews are provided, at least annually, on selected topics, e.g., litigation and regulatory compliance, customer satisfaction and performance assessments, and strategic planning. In 2011, the Company created an internal audit department and, in 2013, the Company established an Enterprise Risk Management (ERM) function to oversee the development, implementation and ongoing refinement of a comprehensive ERM program.

Corporate Governance Documents

We have adopted a code of conduct, or the Code of Conduct, that applies to all of our directors, officers and U.S. employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. The Code of Conduct is posted on the Company’s website at http://www.swmintl.com. Any waivers of, or changes to, the Code of Conduct will be posted on our website or otherwise publicly disclosed as may be required under applicable SEC and NYSE rules. In addition, copies of the Company’s Corporate Governance Guidelines and the charters for each of the Standing Committees can also be found on the

Company’s website at http://www.swmintl.com. Copies of these documents may also be obtained by directing a written request to the Investor Relations Department at Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022.

Transactions with Related Persons

The Board of Directors has adopted written policies and procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which any director or executive officer of the Company, any nominee for director, or any immediate family member of the foregoing has or will have a material interest as contemplated by Item 404(a) of Regulation S-K (“Related Party Transactions”). Under these policies and procedures, the Audit Committee or a subcommittee of the Board of Directors consisting entirely of independent directors reviews the transaction and either approves or rejects the transaction after taking into account the following factors:

•	Whether the proposed transaction is on terms that are at least as favorable to the Company as those achievable with an unaffiliated third party;

•	Size of the transaction and amount of consideration;

•	Nature of the interest;

•	Whether the transaction involves a conflict of interest;

•	Whether the transaction involves services available from unaffiliated third parties; and

•	Any other factors that the Audit Committee or subcommittee deems relevant.
The policy does not apply to (a) compensation and related party transactions involving a director or an executive officer solely resulting from that person’s service as a director or employment with the Company so long as the compensation is approved by the Board of Directors (or an appropriate committee), (b) transactions involving the rendering of services as a public utility at rates or charges fixed in conformity with law or governmental authority or (c) any other categories of transactions currently or in the future excluded from the reporting requirements of Item 404(a) of Regulation S-K.
Since January 1, 2013, neither the Company nor any of its affiliates has participated in any Related Party Transaction.

PROPOSAL TWO
APPROVAL OF ANNUAL INCENTIVE PLAN
The Company is asking stockholders to approve the Schweitzer-Mauduit International, Inc. Annual Incentive Plan (“Annual Incentive Plan”) under which officers and other employees of the Company and its affiliates would be eligible to receive incentive awards based on the achievement of objective performance goals for performance periods commencing on or after January 1, 2014. The plan was approved by the Compensation Committee of our Board of Directors (the “Compensation Committee”) on February 26, 2014, subject to stockholder approval.
The Annual Incentive Plan will allow the Compensation Committee to utilize specified financial and/or individual measures (as more fully described below) when determining awards under the plan. Should the Annual Incentive Plan receive stockholder approval, it is intended that the plan will qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), which would generally allow awards granted under the plan to be tax deductible by us, assuming other applicable conditions are satisfied.
Description of the Annual Incentive Plan
The purpose of the Annual Incentive Plan is to further align the interests of the stockholders of the Company and its key executives through (i) the annual establishment of Company objectives which are deemed by the Compensation Committee to be in the short- and long-range interests of the Company, and (ii) providing participants with the opportunity to earn cash incentive awards based upon the extent to which specified performance goals have been achieved or exceeded during a performance period. The Annual Incentive Plan will be administered by the Compensation Committee, which is comprised solely of independent directors.
The following description is qualified in its entirety by reference to the Annual Incentive Plan, a copy of which has been included as Appendix A to this proxy statement.
All officers and other employees of the Company and its affiliates may be designated for participation in the Annual Incentive Plan. The Compensation Committee will designate the eligible employees who will participate in the Annual Incentive Plan for a specified fiscal year or such shorter or longer period as determined by the Compensation Committee (the “Measurement Period”), and will do so not later than 90 days after the beginning of the Measurement Period or, if earlier, the date on which 25% of the Measurement Period has elapsed (the “Applicable Period”). As of February 27, 2014, 12 officers and approximately 260 employees are eligible to be selected for participation in the Annual Incentive Plan.
Under the Annual Incentive Plan, payment of awards to participating officers and other employees are subject to the attainment of specific performance goals and other terms and conditions established by the Compensation Committee during the Applicable Period for each Measurement Period. A participant may receive an award under the Annual Incentive Plan based upon achievement of a performance goal or goals using one or more objective corporate-wide or subsidiary, division, business operating unit, geographic or individual measures. With respect to bonuses payable to persons who are, or are expected to be, employed as the chief executive officer or one of the three other most highly compensated executive officers (excluding the chief financial officer) of the Company as of the last day of the Company’s taxable year (“162(m) Covered Employees”) and to the extent necessary for an award to be qualified performance-based compensation under Section 162(m), the applicable performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, business operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of common stock of the Company of a specified fair market value for, or at, a specified period of time; increase in stockholder value; earnings per share; net assets; return on net assets; return on equity; return on investments; return on capital or invested capital; return on sales; debt to capital ratios; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest and/or taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market segment share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; economic profit; gross profit or margin; operating profit or margin; net cash provided by operations; working capital or its components; price-to-earnings growth; revenues from new product development; percentage of revenues derived from designated lines of business and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market segment penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, compliance, efficiency, and acquisitions or divestitures, or any combination of the foregoing. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) to include or exclude objectively determinable components of any performance measure, including, without limitation: (i) special charges such as restructuring or impairment charges; (ii) debt refinancing costs; (iii) extraordinary or noncash items; (iv) unusual, nonrecurring or one-time events affecting the Company or its financial statements; (v) changes in law or accounting principles; or (vi) changes in capital structure of the Company. If during a Measurement Period, the Company, or any of its affiliates, purchases substantially all of the assets or shares of a business owned by any other person or entity (“Business”), the earnings attributable to such Business, which are included in the Company’s consolidated income statement for the Measurement Period, shall be taken into account in calculating achievement of any earnings objective for the Measurement Period. With respect to participants who are not 162(m) Covered Employees and who are not expected to be 162(m) Covered Employees at any time during the applicable Measurement Period or during any period an award may be paid following a Measurement Period, the performance goals may include any objective or subjective corporate-wide or subsidiary, division, business operating unit, geographic, or individual measures, whether or not listed above.
A participant generally will be eligible to receive a cash award only if the relevant performance levels, as determined and certified in writing by the Compensation Committee, are attained during the Measurement Period. Performance level targets are expressed in terms of a percentage of the participant’s annual base salary. In all cases, the Compensation Committee has the sole and absolute discretion to reduce the amount of any payment under the Annual Incentive Plan that would otherwise be made to any participant. No participant will receive a payment under the Annual Incentive Plan with respect to any Measurement Period having a value in excess of $3,900,000, which maximum amount will be proportionally adjusted with respect to Measurement Periods that are less than or more than one year in duration.
Determination of the performance compensation awarded to each participant is to be made at a time determined by the Compensation Committee after the last day of each Measurement Period, or, to the extent permitted under Section 162(m), prior to the end of the Measurement Period, following certification by the Compensation Committee of the applicable performance levels attained. During the Applicable Period, the Compensation Committee will establish terms regarding the timing of payment of awards. The Compensation Committee may delegate its responsibilities under the Annual Incentive Plan to our Chief Executive Officer or such other executive officer of the Company as it deems appropriate, except that the Compensation Committee may not delegate its responsibilities with respect to bonuses payable to 162(m) Covered Employees.
No compensation will be paid under the Annual Incentive Plan to 162(m) Covered Employees if the Annual Incentive Plan is not approved by stockholders. If approved, the Annual Incentive Plan will be effective for performance periods commencing on or after January 1, 2014. The Compensation Committee may terminate the Annual Incentive Plan at any time.

New Plan Benefits
Subject to stockholder approval of the Annual Incentive Plan, award opportunities granted to participants in the Annual Incentive Plan for the Measurement Period commencing on January 1, 2014 are set forth below:

Name and Principal Position	Threshold ($)	Target ($)	Outstanding ($)	Maximum ($)
Frédéric P. Villoutreix Chief Executive Officer	$429,000	$780,000	$1,131,000	$1,482,000
Stephen D. Dunmead Chief Operating Officer	$223,100	$388,000	$552,900	$717,800
Jeffrey A. Cook EVP, CFO and Treasurer	$119,042	$207,030	$295,018	$383,006
Michael Fievez EVP, Reconstituted Tobacco	$132,483	$230,405	$328,327	$426,249
Greerson G. McMullen General Counsel and Secretary	$175,663	$305,500	$435,338	$565,175
Other executives (7 persons)	$461,773	$795,374	$1,128,975	$1,462,576

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the Schweitzer-Mauduit International, Inc. Annual Incentive Plan.

PROPOSAL THREE
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing stockholders with a vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say on pay” vote. This is the second time that we are asking stockholders to vote on this type of proposal. At the Annual Meeting of Stockholders held in 2011 approximately 97% of the total votes cast were voted in favor of the Company’s say on pay proposal. The Compensation Committee considered these results and determined that the Company’s executive compensation philosophy and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2011 “say on pay” vote. Consistent with the direction of our stockholders in the 2011 “say on pay” frequency vote, we plan to hold a say on pay vote on a triennial basis until the next non-binding stockholder vote on the frequency with which say on pay votes should be held.
As disclosed in the Compensation Discussion & Analysis, the Company believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The goals of the Company’s executive compensation program are to:

•
Attract, retain and motivate a skilled management team to successfully implement the Company’s near and long-term goals that are tied to the key drivers of our financial and operational performance; and

•	Align the interests of our Named Executive Officers with the interests of our stockholders.
Consistent with these goals and as disclosed in the Compensation Discussion & Analysis, the Compensation Committee has developed and approved an executive compensation philosophy to provide a framework for the Company’s executive compensation program featuring the following policies and practices:

•
Promoting “pay for performance” by (i) allocating a significant portion of total target compensation to incentive-based compensation opportunities, (ii) setting incentive plan objectives that the Compensation Committee believes directly or indirectly contribute to increased stockholder value and (iii) awarding a material portion of total compensation in the form of equity;

•
Seeking to recruit and retain talented executive officers by setting target compensation at a range around the market median for each position based on competitive market data developed annually by an independent compensation consultant retained by the Compensation Committee;

•	Requiring our Named Executive Officers and certain other executive officers to acquire and hold a significant equity interest in the Company within five years of joining the Company; and

•	Providing limited perquisites to our executive officers.
This proposal gives our stockholders the opportunity to express their views on the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our Named Executive Officer compensation by approving the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure in this Proxy Statement.”

The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.
Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the advisory resolution relating to the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL FOUR
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm, or outside auditor, for fiscal year 2014. Although it is not required to do so, the Audit Committee is asking our stockholders to ratify the Audit Committee’s selection of Deloitte & Touche. If our stockholders do not ratify the selection of Deloitte & Touche, the Audit Committee may reconsider its selection. Even if the selection is ratified by our stockholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of Deloitte & Touche will be at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the selection of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2014.

Information Regarding Independent Registered Public Accounting Firm

Audit, Audit Related, Tax and Other Fees

The following table summarizes the aggregate fees relating to amounts billed to the Company by its outside auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”), for the fiscal years ended December 31, 2013 and 2012:

	2013	2012
Audit Fees (1)	$1,344,279	$1,529,000
Audit-Related Fees (2)	392,847	133,000
Tax Fees (3)	20,221	27,000
All Other Fees (4)	6,000	6,000
Total Fees	$1,763,346	$1,695,000
_______

(1)
Includes fees billed for professional services rendered in connection with the audit of the annual financial statements, audit of the Company’s internal control over financial reporting and management’s assessment thereof, review of financial statements included in the Form 10-Q filings and for services provided for statutory and regulatory filings or engagements.

(2)
Includes fees incurred for assurance and related services and consultation on regulatory matters or accounting standards, including fees for professional services rendered in connection with filings by the Company on Form S-8 for 2012.

(3)	Includes fees incurred for tax return preparation and compliance and tax advice and tax planning.

(4)	Includes other fees not included in the above categories.

Pre-approval Policies and Procedures

The above services performed by the outside auditor were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. These procedures describe the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the outside auditor may perform. The procedure requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the outside auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Services provided by the outside auditor during the following year that are included in the Service List are pre-approved following policies and procedure of the Audit Committee. Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.

On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the Service List and the forecast of remaining services and fees for the fiscal year.

AUDIT COMMITTEE REPORT

The following report summarizes the Audit Committee’s actions during 2013. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

In accordance with its written charter, the Audit Committee assists the Board of Directors by overseeing and monitoring:

(1)	the integrity of the Company’s financial statements;

(2)	the Company’s compliance with legal and regulatory requirements;

(3)	the outside auditor’s qualifications and independence; and

(4)	the performance of the Company’s internal control function, its system of internal and disclosure controls, and the outside auditor.

The members of the Audit Committee meet the applicable independence and experience requirements of the NYSE and the standards for determining a director’s independence adopted by the Board of Directors.

During 2013, the Audit Committee met nine times.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the outside auditor a formal written statement describing all relationships between the outside auditor and the Company that might bear on the outside auditor’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board (United States), discussed with the outside auditor any relationships that may impact their objectivity and independence, including the services and amounts reflected in the above table, and satisfied itself as to the outside auditor’s independence.

The Committee reviewed with the outside auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Company’s internal control function and its system of internal and disclosure controls.

The Audit Committee discussed and reviewed with the outside auditor all communications required by Securities and Exchange Commission regulations and by the standards of the Public Company Accounting Oversight Board (United States), and, with and without management present, discussed and reviewed the results of the outside auditor’s examination of the financial statements.

The Audit Committee discussed, reviewed and monitored the Company’s plans and activities related to Sarbanes-Oxley Section 404 compliance on a regular basis.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2013, with management and the outside auditor. Management has the responsibility for the preparation of the Company’s financial statements and outside auditor has the responsibility for conducting an audit of those statements.

Based on the above-mentioned review and discussions with management and the outside auditor, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the outside auditor and the Board of Directors concurred with such recommendation.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Robert F. McCullough (Chairman)
K.C. Caldabaugh
John D. Rogers

OTHER INFORMATION

Stockholder Proposals and Director Nominations for the 2015 Annual Meeting

Stockholder proposals to be considered for inclusion in the Company’s Proxy Statement and form of proxy for the 2015 Annual Meeting of Stockholders must be received by the Company’s General Counsel and Secretary at the Company’s principal executive office no later than November 13, 2014. All proposals for inclusion in the Company’s Proxy Statement must comply with all of the requirements of Rule 14a-8 under the Exchange Act.

Pursuant to Paragraphs 15 and 19 of the Company’s By-Laws, stockholders must give advance notice of other business to be addressed, or nominations for director, at the 2015 Annual Meeting not earlier than December 25, 2014 and not later than January 24, 2015. All proposals must comply with all of the requirements set forth in the Company’s By-Laws, a copy of which may be obtained from the Company’s General Counsel and Secretary.

Form 10-K, Annual Report and Proxy Statement

The Company’s Annual Report Form 10-K for the fiscal year ended December 31, 2013 (including the consolidated financial statements and schedules thereto, but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of February 27, 2014. Additional copies of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2013 (excluding exhibits) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of February 27, 2014, the record date for the Annual Meeting, the person making the request beneficially owned shares of the Company’s Common Stock. The written request should be directed to: Jeffrey A. Cook, Executive Vice President, Chief Financial Officer and Treasurer, Schweitzer-Mauduit International, Inc., 100 North Point Center East–Suite 600, Alpharetta, Georgia 30022. In addition, the Form 10-K, Notice of Meeting, Proxy Statement and Proxy Card are available on the Company’s website at www.swmintl.com.

Communicating with the Board

Stockholders and interested parties may communicate directly with the Board of Directors or any of its members, including the Lead Non-Management Director and Chairman of the Audit Committee, by telephonic or written communication as set forth below. Each communication intended for the Board of Directors and received by the head of Internal Audit that is related to the operation of the Company will be forwarded to the designated person. The head of Internal Audit may screen communications solely for the purpose of eliminating communications that are commercial in nature and not related to the operation of the Company and to conduct appropriate security clearance. All communications relating to the operation of the Company shall be forwarded to the designated recipient in their entirety.

If by phone:
A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll free call and is monitored and accessible only to the head of Internal Audit of the Company. Messages received on this line will be maintained in confidence to the extent practicable.

If by mail:
A sealed envelope prominently marked “Confidential” on the outside of the envelope that it is directed to the attention of any director, including the Lead Non-Management Director or the Chairman of the Audit Committee, as appropriate, may be mailed to:

Head of Internal Audit
Schweitzer-Mauduit International, Inc.
100 North Point Center East–Suite 600
Alpharetta, Georgia 30022

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preferences by marking the appropriate boxes on the enclosed proxy card or by voting over the Internet.

Appendix A

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
ANNUAL INCENTIVE PLAN
Effective as of January 1, 2014

1.	PURPOSE

The purpose of this Annual Incentive Plan (the “Plan”) of Schweitzer-Mauduit International, Inc. (the “Company”) is to further align the interests of the stockholders of the Company and its key executives through:

(a) the annual establishment of Company objectives which are deemed by the Committee (as defined below) to be in the short- and long-range interests of the Company, and

(b) providing Participants (as defined below) with the opportunity to earn cash incentive awards based upon the extent to which specified performance goals have been achieved or exceeded during a performance period.

2.	EFFECTIVE DATE

The Plan is effective as of January 1, 2014.

3.	DEFINITIONS

“Affiliate” means any company in which the Company owns 20% or more of the equity interest (collectively, the “Affiliates”).

“Applicable Period” shall mean, with respect to any Measurement Period, a period commencing on or before the first day of the Measurement Period and ending not later than the earlier of (a) the 90th day after the commencement of the Measurement Period and (b) the date on which twenty-five percent (25%) of the Measurement Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Board” means the Board of Directors of the Company.

“CEO” means the Chief Executive Officer of the Company.

“Change of Control” shall mean the date as of which: (a) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires actual or beneficial ownership of shares of the Company having 30% or more of the total number of votes that may be cast for the election of Directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board which is intended to be comprised of members of the Board that are “outside directors” within the meaning of Section 162(m) of the Code, or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

“Control Measures” shall have the meaning as set forth in Section 8 of this Plan.

“Covered Employee” shall have the meaning given to such term in Section 162(m)(3) of the Code and any successor provision.

“Incentive Award” means the cash award payable to a Participant as determined in accordance with Section 10 of this Plan.

“Measurement Period” means the fiscal year of the Company or such shorter or longer period as determined by the Committee.

“Objective(s)” means the objectives set forth in Section 6 of this Plan.

“Objective Award” shall mean the amount determined by multiplying a Participant’s base salary at the beginning of the Measurement Period, by the Percentage Weighting applicable for the Objectives, by the Performance Percentage for the Performance Level achieved, and by the Target Incentive Award Percentage.

“Participant” shall have the meaning set forth in Section 5 of this Plan.

“Percentage Weighting” shall have the meaning set forth in Section 7 of this Plan.

“Performance Levels” shall have the meaning set forth in Section 6 of this Plan.

“Performance Percentage” means the respective percentages applicable to achievement of the following benchmark Performance Levels for a given Objective as follows: Threshold 50%, Target 100%, Outstanding 150%, Maximum 200%; and, if actual performance of such Objective falls between any two of such benchmark Performance Levels, the percentage amount applicable to the performance level actually achieved will be prorated.

“Retirement” means attainment of age 55 and completion of five years of service.

“Target Incentive Award Percentage” means the target percentage of a Participant’s base salary designated by the Committee in its sole discretion at the beginning of the Measurement Period, which percentage need not be the same for each Participant.

4.	ADMINISTRATION

(a) General. The Plan shall be administered by the Committee, which in its absolute discretion shall have the power to interpret and construe the Plan, and to resolve all questions arising hereunder. Any action by the Committee shall be final and conclusive as to all individuals affected thereby.

(b) Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 4(a):

(i)    to designate within the Applicable Period the Participants for a Measurement Period;

(ii)    to establish within the Applicable Period the Objectives, Target Incentive Award Percentage and other terms and conditions that are to apply to each Participant’s Incentive Award;

(iii)    to certify in writing prior to the payment with respect to any Incentive Award that the Objectives for a Measurement Period and other material terms applicable to the Incentive Award have been satisfied;

(iv)    subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Incentive Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(v)    to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

(c)    Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a Covered Employee or who, in the Committee’s judgment, is likely to be a Covered Employee at any time during the applicable Measurement Period or during any period in which an Incentive Award may be paid following a Measurement Period, only the Committee shall be permitted to (i) designate such person to participate in the Plan for such Measurement Period, (ii) establish Objectives and the Target Incentive Award Percentage for such person, and (iii) certify the achievement of such Objectives.

5.	ELIGIBILITY

The Committee shall, in its sole discretion, specify in writing for each Measurement Period those officers and employees of the Company or any Affiliate who shall be eligible to participate in the Plan (the “Participants”) for such Measurement Period based upon such Participants’ opportunity to have a substantial impact on the Company’s operating results. Nothing contained in the Plan shall be construed as or be evidence of any contract of employment with any Participant for a term of any length, or as a limitation on the right of the Company to discharge any Participant with or without cause. Notwithstanding the foregoing and without otherwise limiting the Committee’s discretion to designate the officers and employees eligible to participate in the Plan, if a Change of Control or operational restructuring of the Company (as determined by the Committee) occurs in a Measurement Period prior to the date the Objectives, Performance Levels, Percentage Weightings, Control Measures and Target Incentive Award Percentages are established for such Measurement Period, the Objectives, Performance Levels, Percentage Weightings, Control Measures and Target Incentive Award Percentages shall be established by the Committee for such Measurement Period for those officers and employees who were Participants in the Plan in the immediately preceding Measurement Period and such Objectives, Performance Levels, Percentage Weightings, Target Incentive Award Percentages and any Control Measures established for such Participants shall be no less favorable than those established for each such Participant in the immediately preceding Measurement Period.

6.	OBJECTIVES AND PERFORMANCE LEVELS

(a) Objectives. The Committee shall establish within the Applicable Period for each Measurement Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the performance goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division, business operating unit, geographic or individual Objectives: the attainment by a share of common stock of the Company of a specified fair market value for, or at, a specified period of time; increase in stockholder value; earnings per share; net assets; return on net assets; return on equity; return on investments; return on capital or invested capital; return on sales; debt to capital ratios; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest and/or taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market segment share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; economic profit; gross profit or margin; operating profit or margin; net cash provided by operations; working capital and/or its components; price-to-earnings growth; revenues from new product development; percentage of revenues derived from designated lines of business and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market segment penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, compliance, efficiency, and acquisitions or divestitures, or any combination of the foregoing.

Each such Objective may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, geographic areas, or business operating units) or the past or current performance of other companies (or a combination of such past and current performance). The applicable Objectives may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements, changes in law or accounting principles, or changes in capital structure of the Company (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a Covered Employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. If during a Measurement Period, the Company, or any of its Affiliates, purchases substantially all of the assets or shares of a business owned by any other person or entity (“Business”), the earnings attributable to such Business, which are included in the Company’s consolidated income statement for the Measurement Period, shall be taken into account in calculating achievement of any earnings Objective for the Measurement Period. With respect to Participants who are not Covered Employees and who, in the Committee’s judgment, are not likely to be Covered Employees at any time during the applicable Measurement Period or during any period in which an Award may be paid following a Measurement Period, the performance goals established for the Measurement Period may consist of any objective or subjective corporate-wide or subsidiary, division, business operating unit, geographic or individual measures, whether or not listed herein. Objectives shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Awards to Covered Employees, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

(b) Performance Levels. For each Objective there shall be established performance levels (“Performance Levels”) which shall be defined as “Threshold”, “Target”, “Outstanding”, and “Maximum”. Performance below the “Threshold” Performance Level shall not result in the payment of an Incentive Award. From time to time, it may be desirable to establish Objective(s) in such a manner that specific Performance Levels cannot be defined. In such cases, Performance Levels will be determined pursuant to Section 9 of this Plan and in accordance with Section 162(m) of the Code for any Covered Employee.

7.	OBJECTIVE WEIGHTINGS

Coincident with the establishment of Objectives and Performance Levels, the Committee shall establish a percentage weighting (“Percentage Weighting”) applicable to each Objective. For each Measurement Period, the total of all Percentage Weightings for all Objectives for each Participant shall be 100 percent.

8.	CONTROL MEASURES

At the time the Objectives are established, there may also be established certain conditions known as control measures (“Control Measures”) which are either personal as to one individual, or general as to a group of individuals. Failure to fulfill a Control Measure may partially or totally deprive the individual to whom the Control Measure applies of the right to receive an award, notwithstanding the level of performance attained on any or all Objectives. Notwithstanding anything herein to the contrary, except to the extent permitted under Section 162(m) of the Code, the achievement of a Control Measure shall not increase any Incentive Award otherwise payable based on the performance attained with respect to any or all Objectives.

9.	ASCERTAINMENT OF PERFORMANCE LEVELS

The Performance Level actually attained with respect to any Objective or Control Measure, and the payment with respect thereto, shall be determined and certified in writing by the Committee following the end of the Measurement Period or, to the extent permitted under Section 162(m) of the Code, prior to the end of the Measurement Period.

10.	AMOUNT OF INCENTIVE AWARD

Except as otherwise hereinafter provided, the Incentive Award a Participant is eligible to receive is the sum of the values attributable to performance actually attained for each Objective (“Objective Award”), as determined by the following paragraphs.

The amount of Objective Award a Participant is eligible to receive depends upon:

(a)	Participant’s base salary;

(b)	the Percentage Weighting applicable to that Objective;

(c)	the Performance Percentage which applies as a consequence of the Performance Level attained in that area; and

(d)	the Target Incentive Award Percentage established for the Participant.

The amount of the Objective Award for each Objective shall be determined by multiplying (a) times (b) times (c) times (d). No Participant shall receive a payment under the Plan with respect to any Measurement Period having a value in excess of $3.9 million, which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.

11.	ADJUSTMENT OF INCENTIVE AWARD

In its sole and absolute discretion and only to the extent permitted by Section 162(m) of the Code, the amount of any Incentive Award may be adjusted by the Committee to more accurately reflect an individual Participants’s performance during the Measurement Period.

In the event of transfers to, from or between eligible positions, the amount of the Incentive Award may be reviewed, and may be adjusted or prorated, on such basis as shall be determined fair and appropriate by the Committee and to the extent permitted by Section 162(m) of the Code.

With respect to Participants that are not Covered Employees and subject to a Participant’s host country regulations, termination of employment for any reason other than Change of Control, death, Retirement, or total and permanent disability during the Measurement Period shall result in a forfeiture of any Incentive Award attributable to performance during the Measurement Period in which termination occurred. Termination of employment because of a Participant’s death, total and permanent disability or Retirement during the Measurement Period shall result in the pro rata or other adjustment to the amount of the Incentive Award on such basis as shall be determined to be fair and appropriate by the Committee. Termination of employment by the Company without cause within two years following a Change of Control shall result in the payment of a pro rata portion of the Incentive Award at the Target Performance Percentage, without regard to achievement or preestablished Objectives; however, the Committee shall have the right to increase the Incentive Award payable upon such termination as the Committee deems fair and appropriate.

With respect to Participants who are also Covered Employees, termination of employment for any reason other than Change of Control, death, total and permanent disability or Retirement during the Measurement Period shall result in a forfeiture of any Incentive Award attributable to performance during the Measurement Period in which termination occurred. Termination of employment because of a Participant’s death, total and permanent disability or Retirement during the Measurement Period shall result in the pro rata or other adjustment to the amount of the Incentive Award on such basis as shall be determined to be fair and appropriate by the Committee; provided, however, in the case of a termination of employment due to Retirement, the pro rata payout shall be determiend based on the achievement of the preestablished Objectives during the Measurement Period and in accordance with Section 162(m) of the Code. Termination of employment by the Company without cause within two years following a Change of Control shall result in the payment of a pro rata portion of the Incentive Award at the Target Performance Percentage, without regard to achievement or preestablished Objectives; however, the Committee shall have the right to increase the Incentive Award payable upon such termination as the Committee deems fair and appropriate.

Notwithstanding any provision of this Plan, no Incentive Award shall be paid to any Participant who, in any Measurement Period other than a Measurement Period occurring within two years following a Change of Control, has discharged the principal responsibilities of his or her position in an unsatisfactory manner.

12.	PAYMENT OF INCENTIVE AWARDS

At the time the Committee determines an award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Incentive Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture. Notwithstanding the above and to the extent permitted by Sections 162(m) and 409A of the Code, the Committee may make payments at such earlier times as it may, in its sole discretion, determine, and the Committee will make such determinations as to performance, and establish procedures (including repayment of any overpayment which is determined after the completion of the Measurment Period), implementing such early payment. The Company shall have the right to deduct from the payment any taxes required by law to be withheld thereon.

13.	MISCELLANEOUS

(a) Except as provided in this Plan, no right of any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, whether voluntary or involuntary, prior to actual payment of an Incentive Award. No Participant or any other person shall have any interest in any fund, or in any specific asset or assets of the Company, by reason of an Incentive Award that has been made but has not been paid or distributed.

(b) The Board or the Committee may, at any time, amend this Plan, order the temporary suspension of its application, or terminate it in its entirety, provided, however, that no such action shall adversely affect the rights or interests of Participants theretofore vested hereunder. Notwithstanding the foregoing, this Plan may not be amended, suspended or terminated within the two-year period following a Change of Control.

(c) The terms of the Plan shall be governed, construed, administered, and regulated by the laws of the State of Georgia and applicable Federal law. In the event that any provision of the Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.
(d) The Incentive Awards and any cash payment delivered pursuant to an Incentive Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

0

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

COMMON STOCK PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting of Stockholders, April 24, 2014

The undersigned hereby appoints GREERSON G. MCMULLEN, and JEFFREY A. COOK, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the "Company") held of record by the undersigned on February 27, 2014, at the Annual Meeting of Stockholders of the Company, to be held at the Company's headquarters, 100 North Point Center East, Suite 600, Alpharetta, GA 30022 at 11:00 a.m. local time, on Thursday, April 24, 2014, and any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

April 24, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM ET the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.swmintl.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20233300000000001000 0 042414

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class I Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Claire L. Arnold
○ Heinrich Fischer

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approve the Company's Annual Incentive Plan.	☐	☐	☐
3. Approve, on an advisory basis, the Company's named executive officer compensation.	☐	☐	☐
4. Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2014.	☐	☐	☐

NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2013 Annual Report to Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark here if you plan to attend the meeting. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.